Exhibit 10.19
LEASE AGREEMENT
By and Between
EPT MAD RIVER, INC.,
a Missouri corporation
(“Landlord”)
and
MAD RIVER MOUNTAIN, INC.,
a Missouri corporation
(“Tenant”)
For:
Mad River Mountain Ski Resort
Bellefontaine, Ohio
November 17, 2005

Timothy Laycock	David L. Jones
Stinson Morrison Hecker LLP	Helfrey, Simon & Jones, P.C.
1201 Walnut Street, Suite 2900	120 South Central Avenue, Suite 1500
Kansas City, Missouri 64106	St. Louis, Missouri 63105
Telephone: (816) 842-8600	Telephone: (314) 725-9100
Facsimile: (816) 691-3495	Facsimile: (314) 725-5754

Counsel to Landlord	Counsel to Tenant

RENT AND EXPENSE RIDER

EXHIBIT A	Legal Description
EXHIBIT B	Site Plan
EXHIBIT C	Ski Facility Description
EXHIBIT D	Insurance Endorsements
EXHIBIT E	Restrictive Agreements
EXHIBIT F	Tenant’s Property

i

LEASE
     THIS LEASE, effective as of November 17, 2005, is made by and between EPT MAD RIVER, INC., a Missouri corporation (“Landlord”), and MAD RIVER MOUNTAIN, INC., a Missouri corporation (“Tenant”).
     1. Attachments to Lease; Rent and Expense Rider and Exhibits.
          Attached to this Lease and hereby made a part hereof are the following:
          RENT AND EXPENSE RIDER — a statement of the Annual Fixed Rent, Annual Percentage Rent and common area and real estate tax charges, if any, which are to be paid by Tenant hereunder together with provisions pertaining to the payment thereof.
          EXHIBIT A — a legal description of the tract of land constituting the land portion of the Leased Premises.
          EXHIBIT B — a site plan (the “Site Plan”) of the Leased Premises showing (i) the location of the Ski Facility, and (ii) the location of any other buildings and improvements, lifts or other vertical transportation fixtures and equipment and water lines serving any snow generation equipment, constructed or to be constructed, if known, within the Leased Premises by any person or entity, and (iii) the location of all parking areas within the Leased Premises which are available for the Ski Facility.
          EXHIBIT C — a description of the Ski Facility and the improvements constructed on the Leased Premises.
          EXHIBIT D — a listing of insurance endorsements.
          EXHIBIT E — a listing of Restrictive Agreements.
          EXHIBIT F — a listing of Tenant’s Property
     2. Definitions and Rules of Construction.
          (A) Definitions. The following terms for purposes of this Lease shall have the meanings hereinafter specified:
          “ADA” shall mean the Americans with Disabilities Act of 1990, as amended, 42 U.S.C. 12.101 et seq.
          “Affiliate” shall mean as applied to a person or entity, any other person or entity directly or indirectly controlling, controlled by, or under common control with, that person or entity.
          “Annual Fixed Rent” subject to adjustment as provided in Section 48, shall mean the annual fixed rent payable hereunder, which shall be the following:

          (1) From the Commencement Date to the end of the 1st Lease Year, an amount, per annum, equal to $990,000.00.
          (2) During each subsequent Lease Year the Annual Fixed Rent shall increase by an amount equal to the lesser of (a) 1.5% multiplied by the Annual Fixed Rent for the previous Lease Year or (b) the percentage increase in the CPI between the CPI in effect during the first month of the Lease Year immediately preceding the then applicable Lease Year and the first month of the then applicable Lease Year.
          “Annual Percentage Rent” is defined in the Rent and Expense Rider.
          “Code” means the Internal Revenue Code of 1986, as the same may be amended or supplemented, and the rules and regulations promulgated thereunder.
          “CPI” shall mean the Consumer Price Index for all Urban Consumers, U.S. City Average, published by the Bureau of Labor Statistics of the United States Department of Labor (base year 1982-84=100), or any successor index thereto.
          “Commencement Date” is defined in the Article captioned “Term.”
          “Default Rate” shall mean the lesser of (i) the Prime Rate plus 4% or (ii) the highest rate of interest that may lawfully be charged to the party then required to pay interest under this Lease at the Default Rate.
          “Effective Date” is defined in the Article captioned “Term.”
          “Force Majeure” is defined in the Article captioned “Force Majeure.”
          “Governmental Authorities” shall mean all federal, state, county, municipal and local departments, commissions, boards, bureaus, agencies and offices thereof, having or claiming jurisdiction over all or any part of the Leased Premises (if applicable) or the Ski Facility or the use thereof.
          “Gross Receipts” is defined in the Rent and Expense Rider.
          “Guarantor” shall mean Peak Resorts, Inc., a Missouri corporation.
          “Guaranty” shall mean the Guaranty by and between Landlord and Guarantor, of even date herewith.

          “Hazardous Substances” is defined in the Article captioned “Governmental Compliance.”
          “Laws” shall mean all present and future requirements, administrative and judicial orders, laws, statutes, ordinances, rules and regulations of any Governmental Authority, including, but not limited to the ADA.
          “Lease Year” is defined in the Rent and Expense Rider.
          “Leased Premises” shall mean the Ski Facility, the Landlord’s interest (as fee owner or ground lessee) in land thereunder described on Exhibit A attached hereto and all improvements, fixtures, appurtenances, rights, easements and privileges thereunto belonging or in any way appertaining, and all other rights, easements and privileges granted to Tenant in this Lease, excluding, however, Tenant’s Property as defined below.
          “Mortgage” shall mean any mortgage or deed of trust or other instrument in the nature thereof evidencing a security interest in the Leased Premises or any part thereof.
          “Number of Fixed Term Years” shall mean twenty-one (21) years.
          “Percentage Rate” shall mean 12%.
          “Prime Rate” shall mean the per annum interest rate from time to time publicly announced by Citibank, N.A., New York, New York as its base rate. If Citibank, N.A. should cease to publicly announce its base rate, the Prime Rate hereunder shall be the prime, base or reference rate of the largest bank (based on assets) in the United States which announces such rate.
          “Related Agreement” shall mean any lease, sublease, note, mortgage, loan agreement or similar agreement (a) by and between Landlord or an Affiliate of Landlord, and Tenant or an Affiliate of Tenant; or (b) by Tenant or an Affiliate of Tenant to or for the benefit of Landlord or an Affiliate of Landlord, including without limitation any lease agreement by and between EPT Crotched Mountain, Inc. (“EPT Crotched Mountain”), an affiliate of Landlord, and S N H Development, Inc., a Missouri corporation (“SNH”), an affiliate of Tenant, of the ski facility located in Bennington, New Hampshire, any promissory note executed by SNH payable to EPT Crotched Mountain, any leasehold mortgage executed by SNH for the benefit of EPT Crotched Mountain, and any other document or instrument evidencing, securing, or otherwise relating to any loan by EPT Crotched Mountain or any Affiliate of Landlord to SNH.
          “Rent” shall mean Annual Fixed Rent, Annual Percentage Rent and any other charges, expenses or amounts payable by Tenant under this Lease.

          “Restrictive Agreements” shall mean those certain reciprocal easement agreements, operating agreements, development agreements, easement agreements and/or other similar agreements and instruments that govern and regulate the development of the Leased Premises, including without limitation all agreements described on Exhibit E attached hereto and by this reference made a part hereof.
          “Ski Facility” shall mean the skiing facility located on the Leased Premises which presently contains approximately forty acres of ski-able terrain serviced by nine lifts located in Bellefontaine, Ohio.
          “Taxes” is defined in the Rent and Expense Rider.
          “Tenant’s Property” is defined in the Article captioned “Fixtures.”
          “Tenant’s Signs” is defined in the Article captioned “Tenant’s Signs.”
          “Term of this Lease” or “term hereof shall mean the term of this Lease as provided in the Article captioned “Term”.
          (B) Rules of Construction. The following rules of construction shall be applicable for all purposes of this Lease, unless the context otherwise requires:
               (1) The terms “hereby,” “hereof,” “hereto,” “herein,” “hereunder” and any similar terms shall refer to this Lease, and the term “hereafter” shall mean after, and the term “heretofore” shall mean before, the date of this Lease.
               (2) Words of the masculine, feminine or neuter gender shall mean and include the correlative words of the other genders and words importing the singular number shall mean and include the plural number and vice versa.
               (3) The terms “include,” “including” and similar terms shall be construed as if followed by the phrase “without being limited to.”
     3. Premises.
          (A) Demise. Landlord hereby demises and leases unto Tenant, and Tenant hereby leases from Landlord, for the consideration and upon the terms and conditions herein set forth, the Leased Premises.
          (B) No Representations by Landlord. Tenant acknowledges that, except as herein expressly set forth, Landlord has not made, does not make, and specifically negates and disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, of, as to, concerning, or with respect to, (i) the value, nature, quality or condition of the Leased Premises, including, without limitation, the water, soil and geology; (ii) the suitability of the Leased Premises for any and all activities and uses which may be conducted thereon; (iii) the compliance of or by the Leased Premises with any laws, rules, ordinances or regulations of any applicable governmental authority or body; (iv) the habitability, merchantability, marketability, profitability or fitness for a particular purpose of the Leased Premises, or (v) any other matter with respect to the Leased Premises, and specifically, Landlord has not made, does not make and specifically negates and disclaims any representations or warranties regarding compliance of the Leased Premises with any environmental protection, pollution or land use laws, rules, regulations, orders or requirements, including without limitation, those pertaining to solid waste, as defined by the U.S. Environmental Protection Agency Regulations at 40 C.F.R., Part 261, or the disposal or existence, in or on the Premises, of any hazardous substances, as defined by The Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and the regulations promulgated thereunder. Tenant shall rely solely on its own investigation of the Leased Premises and not on any information provided or to be provided by Landlord, its directors, contractors, agents, employees or representatives. Landlord shall not be liable or bound in any manner by any verbal or written statements, representations or information pertaining to the Leased Premises or the operation thereof, furnished by any party purporting to act on behalf of Landlord.
     4. Term. The term of this Lease shall commence on the date first above written (the “Commencement Date”), and shall expire as of midnight on the last day of the last year of the Number of Fixed Term Years from the first day of the first month immediately following the Commencement Date (the “Term”).
     5. Rent.
          (A) Fixed and Percentage. Tenant shall pay Landlord, without abatement, adjustment or setoff except as otherwise expressly set forth herein, the Annual Fixed Rent in the manner set forth herein and in the Rent and Expense Rider commencing on the Effective Date, and, if applicable, Annual Percentage Rent, in the manner set forth herein and in the Rent and Expense Rider.
          (B) Prohibition of Use. If at any time during the term of this Lease, (i) any Law shall prohibit the use of Ski Facility for the purposes permitted in Section 8(A)(i) or (iii) of this Lease (the “Prohibition”), then immediately upon the earlier to occur of (a) Tenant becoming aware of any proposed Prohibition, or (b) Tenant’s receipt of any notice from any Governmental Authorities of any Prohibition, Tenant shall promptly notify Landlord of such fact, and Tenant shall have the right to proceed, in its or Landlord’s name, and at Tenant’s sole cost and expense, to take such action as Tenant shall determine to be necessary or desirable to contest or challenge the Prohibition. If a Prohibition should occur or be imposed, nothing in this paragraph (B) shall be deemed to impair Tenant’s obligations under paragraph (D) of the Article captioned “Governmental Compliance” at any time during which Tenant is not prohibited from using the Ski Facility for the purposes permitted in Section 8(A)(i) and (iii) of this Lease by the Prohibition.

     6. Covenant of Title; Authority and Quiet Possession; Transfer of Title.
          (A) Landlord’s Covenant. Landlord represents and warrants to Tenant that: (i) Landlord has full right and lawful authority to enter into and perform Landlord’s obligations under this Lease for the term hereof, and Landlord has not suffered, incurred or entered into any contracts, leases, tenancies, agreements, restrictions, violations, encumbrances or defects in title of any nature whatsoever which materially adversely affects Landlord’s right, title and interest in the Leased Premises or the fulfillment of its obligations under this Lease; (ii) except for any Mortgages which exist upon the Commencement Date, this Lease shall not be subject or subordinate to any Mortgage except for such subordination as may be accomplished in accordance with the provisions of the Article captioned “Estoppel Certificate, Attornment,” etc.; and (iii) if Tenant shall discharge the obligations herein set forth to be performed by Tenant, Tenant shall have and enjoy, during the term hereof, the quiet and undisturbed possession of the Leased Premises, as in this Lease contemplated, free from interference by Landlord or any party claiming under Landlord.
          (B) Leasehold Title Policy. At the request of Tenant, Landlord shall furnish Tenant, at Tenant’s sole cost and expense, a binding commitment for the issuance of a leasehold owner’s - policy on the then-current policy form available in the state in which the Leased Premises is located, in the amount so requested by Tenant, written by a title company selected by Landlord and reasonably acceptable to Tenant, committing to insure as of the date of the recording of a memorandum of this Lease that the condition and state of the title to the leasehold estate created hereunder is in accordance with clauses (i) and (ii) of paragraph (A) of this Article. The acceptance of such commitment or resulting title policy by Tenant shall in no way be construed as a waiver of, or in any way be deemed to impair, Landlord’s representations and warranties set forth in paragraph (A) of this Article. By executing this Lease, Tenant shall be deemed to have approved and accepted the status of title as reflected in such title commitment.
          (C) Change of Ownership. Landlord shall promptly notify Tenant in writing of any change in the ownership of the Leased Premises, giving the name and address of the new owner and instructions regarding the payment of rent. In the event of any change in or transfer of title of Landlord in and to the Leased Premises or any part thereof, whether voluntary or involuntary, or by act of Landlord or by operation of Laws, Tenant shall have the right to continue to pay Rent to the party-Landlord to which Tenant was making such payments prior to such change in title until Tenant shall have been notified of such change in title and given satisfactory proof thereof (it being hereby agreed that a letter from the prior owner of the Leased Premises notifying Tenant of such transfer and the name and address of the new owner shall be deemed satisfactory proof of such change in title).
     7. Use of Premises.
          (A) During The Term of This Lease. During the Term of This Lease, the Ski Facility shall not be used for any purpose except (i) primarily as a ski resort; (ii) for the incidental sale or rental (or both) of skis, snowboards, and ski apparel; (iii) for the retail sale therein of food, beverages and refreshments of the type commonly offered at ski resorts. Notwithstanding anything to the contrary herein, Tenant shall not have the right to use the Leased Premises, or any part thereof, for any use or purpose which is not permitted by, or which results in a violation of, any agreement, covenant or restriction to which the Leased Premises is subject as of the date of this Lease, including the Restrictive Agreements and any other restrictive agreements applicable to the Leased Premises and of which Tenant has been notified in writing by Landlord or of which Tenant has knowledge.
          (B) Landlord Assistance. Landlord agrees to execute, without cost to Landlord, such customary applications, consents and other instruments as shall be required by Governmental Authorities to permit the operation of the Ski Facility as permitted by this Lease, so long as such applications, consents or other instruments do not impose or subject Landlord to any liability or claim, and Tenant hereby covenants and agrees to indemnify and hold harmless Landlord from and against any and all claims, costs, demands, losses or liabilities (including attorneys’ fees) which Landlord may suffer or incur by reason of Landlord’s execution of any such applications, consents or other instruments as Tenant may request. If at any time any claims, costs, demands, losses or liabilities are asserted against Landlord by reason of Landlord’s execution of any such applications, consents or other instruments as Tenant may request, Tenant will, upon notice from Landlord, defend any such claims, costs, demands, losses or liabilities at Tenant’s sole cost and expense by counsel, selected by Tenant, and reasonably acceptable to Landlord. The provisions of this paragraph shall not be construed as limiting the representations and warranties of Landlord set forth in paragraph (A) of the Article captioned “Covenant of Title,” etc.
     8. Subletting and Assigning.
          (A) Landlord’s Consent. Tenant shall not voluntarily, involuntarily or by operation of law assign, transfer, mortgage, sublet, hypothecate or otherwise transfer or encumber the leasehold estate created by this Lease, Leased Premises, or any interest therein, in whole or in part without the consent of Landlord, which consent Landlord agrees not to unreasonably withhold, condition or delay.
          (B) Continuation of Liability. If Tenant requests, and Landlord consents, to an assignment of this Lease or a sublet of all or any part of the Leased Premises Tenant shall, subject to the provisions of paragraph (C) of this Article, remain liable and responsible under this Lease.
          (C) Release of Liability. Tenant shall be released and relieved from further liability under this Lease if Tenant requests and Landlord consents to an assignment and (i) the assignee, by written instrument, duly executed and acknowledged and delivered to Landlord, assumes and covenants and agrees with Landlord to perform all the terms, covenants and conditions of this Lease which by the terms hereof are binding on Tenant from and after such transfer and (ii) such assignee (or the guarantor of such assignee’s obligations under this Lease) shall have a book net worth of not less than $15,000,000 as of the end of the calendar month preceding the month during which any such assignment becomes effective, as demonstrated to Landlord’s reasonable satisfaction (e.g. by audited financial statements or the delivery of a 10-Q report, in the case of a public company).
          (D) Landlord’s Assignment. Anything in this Lease to the contrary notwithstanding, Landlord shall have the right, without Tenant’s consent, to sell, transfer, or assign Landlord’s interest in the Leased Premises and/or this Lease at any time and in such event, Landlord shall be relieved of Landlord’s obligations under this Lease to the extent such obligations arise after the date of such sale, transfer, or assignment, provided that such transferee, or assignee agrees to assume all of the unaccrued obligations under this Lease and agrees to perform to the full extent required under the terms and conditions of this Lease.
          (E) Assignment of Rights in Sublease. As security for performance of its obligations under this Lease, Tenant hereby grants, conveys and assigns to Landlord all right, title and interest of Tenant in and to all subleases now in existence or hereinafter entered into for any or all of the Leased Premises, and all extensions, modifications and renewals thereof and all rents, issues and profits therefrom (“Assignment of Subleases”). Landlord hereby grants to Tenant a license to collect and enjoy all rents and other sums of money payable under any sublease of any of the Leased Premises; provided, however, that Landlord shall have the absolute right at any time after the occurrence and continuance of an event of default as herein provided, upon notice to Tenant and any subtenants, to revoke said license and to collect such rents and sums of money and to retain the same. Tenant shall not (i) consent to, cause or allow any material modification or alteration of any of the terms, conditions or covenants of any of the subleases or the termination thereof, without the prior written approval of Landlord which shall not be unreasonably withheld or delayed nor (ii) accept any rents (other than customary security deposits) more than 30 days in advance of the accrual thereof nor (iii) permit anything to be done, the doing of which, nor omit or refrain from doing anything, the omission of which, will or could be a breach of or default in the terms of any of the subleases.
          (F) REIT Limitations. At such time as the Landlord in this Lease may be a real estate investment trust, the following provisions shall apply: anything contained in this Lease to the contrary notwithstanding, Tenant shall not: (i) sublet or assign or enter into other arrangements such that the amounts to be paid by the sublessee or assignee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of the sublessee or assignee; (ii) sublet or assign the Leased Premises or this Lease to any person that Landlord owns, directly or indirectly (by applying constructive ownership rules set forth in Paragraph 856(d)(5) of the Internal Revenue Code), a 10% or greater interest within the meaning of Section 856(d)(2)(B) of the Code; or (iii) sublet or assign the Leased Premises or this Lease in any other manner or otherwise derive any income which could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease to fail to qualify as “rents from real property” within the meaning of Paragraph 856(d) of the Code, or which could cause any other income received by Landlord to fail to qualify as income described in Paragraph 856(c)(2) of the Code. The requirements of this subpart (G) shall likewise apply to any further subleasing by any subtenant.
          (G) Licenses, Etc. For purposes of this Article, subleases shall be deemed to include any licenses, concession arrangements, management contracts or other arrangements relating to the possession or use of all or any part of the Leased Premises.
          (H) Default Notices After Assignments. If Tenant assigns this Lease and remains liable hereunder, then Landlord, when giving notice to said assignee or any future assignee in respect of any default, shall also serve a copy of such notice in the manner provided herein upon the original tenant named in this Lease (the “Original Tenant”). The Original

Tenant, at its sole option, shall have the same period that such assignee as Tenant under this Lease has to cure such default. If because of a default of an assignee after an assignment of this Lease (i) this Lease shall terminate, or (ii) this Lease and the term hereof ceases and expires, or (iii) an assignee’s possession of the Leased Premises shall be terminated without termination of this Lease (Landlord hereby agreeing to terminate this Lease upon the Original Tenant and Landlord executing a new lease if Original Tenant exercises its option to become the tenant thereunder), then in any of such events Landlord shall promptly give the Original Tenant notice thereof, and the Original Tenant shall have the option, to be exercised by notice to Landlord given within 30 days after receipt by the Original Tenant of Landlord’s notice, to cure any default and become Tenant under a new lease for the remainder of the term of this Lease (including any renewal periods) upon all of the same terms and conditions as then remain under this Lease as it may have been amended by agreement between Landlord and Original Tenant. If any default of an assignee is incapable of being cured by the Original Tenant, then notwithstanding the failure to cure same, the Original Tenant shall have the foregoing option to enter into a new lease. Such new lease shall commence on the date of termination of this Lease. Notwithstanding the foregoing, if Landlord delivers to the Original Tenant, together with Landlord’s notice, a release as to all liability under this Lease as theretofore amended, the Original Tenant shall not have the foregoing option.
     9. Continued Possession of Tenant.
          Any holding over after the last day of any extension of the term hereof, or after the last day of Term hereof if this Lease is not extended, shall be construed to be a monthly tenancy, on the terms herein set forth, terminable by either party on not less than one month’s notice, with the exception that Annual Fixed Rent shall be increased to one hundred and fifty hundred percent (150%) of the Annual Fixed Rent that existed for the year prior to the expiration of the then current term.
     10. Fixtures.
          Any and all trade fixtures and equipment (but excluding any and all equipment, lifts, vertical transportation equipment, snow generation equipment, water lines, machinery, fixtures, and other items of real and/or personal property, including all components thereof now or hereafter located in or on the Leased Premises or used in connection with, and permanently affixed to or incorporated into, the improvements on the Leased Premises, and any replacements, modifications, alterations and additions thereto), signs, appliances, furniture and other personal property installed in the Ski Facility on the Commencement Date or any time thereafter by Tenant (all of the foregoing being collectively referred to in this Lease as “Tenant’s Property”), shall not become a part of the realty and, provided that Tenant is not in default of this Lease, may be removed from the Ski Facility by Tenant at any time during the term hereof or upon the termination of the term hereof; provided, however, if and to the extent that Tenant is in default of this Lease, then Landlord shall have any and all rights at law or in equity, including, but not limited to, any and all liens, claims, demands or rights, including rights of levy, execution, sale and distraint for unpaid rent, or any other right, interest or lien which Landlord has or may hereafter acquire in any of Tenant’s Property.

     11. Utilities.
          (A) Tenant shall pay all charges for gas, electricity, water, sewer service and other utilities used in the Ski Facility and the Leased Premises during the term hereof, all such utilities to be separately metered and to be obtained by Tenant from the applicable utility company; PROVIDED HOWEVER, Tenant also shall be solely responsible for the payment of any connection, tap, hookup or other fee(s) imposed by Governmental Authority or by any utility company to extend and/or connect utility service to the Leased Premises.
          (B) Tenant shall, at Tenant’s expense, furnish, install and maintain in good condition and repair, to points in the Ski Facility, all storm and sanitary sewers, and all gas, water, telephone, electrical facilities and other utilities of such size and type as may be required to provide adequate service for the Leased Premises and the operations of Tenant thereon.
     12. Governmental Compliance.
          (A) Tenant Responsibilities Generally. Tenant shall comply with all Laws which affect the Leased Premises and the Ski Facility located thereon and the use and occupancy thereof. If Tenant receives written notice of any violation of any governmental requirements applicable to the Leased Premises, Tenant shall give prompt notice thereto to Landlord.
          (B) Parties; Environmental Knowledge. Tenant hereby acknowledges and agrees that (i) it has received copies of an environmental assessment prepared by Environmental Operations, Inc., Project #1979.04, dated September 12, 2005, respecting the Leased Premises (the “Environmental Report”), Tenant is fully aware of the contents of the Environmental Report, and Tenant accepts the Leased Premises subject to all matters and conditions disclosed in the Environmental Report; and (ii) Landlord has not undertaken any investigation or inquiry with respect to environmental aspects of the Leased Premises other than the Environmental Report and makes no representations or warranties concerning the condition of the Leased Premises or the environmental condition of the Leased Premises.
          (C) Tenant’s Environmental Responsibilities. During the Term of this Lease, Tenant shall not cause or permit any Hazardous Substances to be Used on, in or under the Leased Premises by Tenant, Tenant’s agents, employees or contractors, or anyone claiming by, through or under Tenant, except in the ordinary course of business in the operation of Tenant’s business as permitted by Paragraph 7(A) of this Lease, or as reasonably required in performing the obligations of Tenant under this Lease, and then only to the extent that there is no contamination of the leased Premises and that no Laws in effect at such time are violated by Tenant.
          (D) Environmental Indemnities. Tenant shall indemnify and save Landlord harmless from any and all claims of third parties, and damages, costs and losses owing to third parties or suffered by Landlord, including court costs, reasonable attorneys’ fees and consultants’ fees, arising during or after the term and reasonably incurred or suffered by the as a result of any default or breach of any representation, warranty or covenant made by Tenant under this Article. It is a condition of this indemnification and save harmless that Tenant shall receive notice of any such claim against the Landlord promptly after Landlord first has knowledge thereof, but no failure by Landlord to promptly notify Tenant of any such claim shall adversely affect Landlord’s right to indemnification except (and only to the extent) that Tenant can prove prejudice as a result of the failure to receive prompt notice. This indemnification and save harmless includes any and all costs reasonably incurred by Landlord after notice to Tenant for any cleanup, removal or restoration mandated by any public official acting lawfully under applicable Laws if Tenant shall not timely perform such work.
          (E) Definition. As used herein, “Hazardous Substance” means any substance that is toxic radioactive, ignitable, flammable, explosive, reactive or corrosive and that is, in the form, quantity, condition and location then found upon or under the Leased Premises and/or the remainder of the Leased Premises, as the case may be, regulated by any Governmental Authority. “Hazardous Substance” includes any and all materials and substances that are defined as “hazardous waste,” “hazardous chemical,” “pollutant,” “contaminant” or “hazardous substance,” in the form, quantity, condition and location then found upon the Leased Premises and/or the remainder of the Leased Premises, as the case may be, pursuant to Law. “Hazardous Substance” includes asbestos, polychlorinated biphenyls and petroleum.
          (F) Survival. The provisions of this Article shall survive the expiration or sooner termination of this Lease.
     13. Maintenance and Repairs.
          (A) Warranty. Landlord will, so long as no event of default shall have occurred and be continuing, assign or otherwise make available to the Tenant any and all rights the Landlord may have under any vendor’s or manufacturer’s warranties or undertakings with respect to the Leased Premises, but Landlord does not warrant or represent that any such warranties or undertakings are or will be available to Tenant, and Landlord shall have no further obligations or responsibilities respecting such warranties or undertakings.
TENANT HEREBY WAIVES ALL STATUTORY REPRESENTATIONS AND WARRANTIES ON THE PART OF LANDLORD, INCLUDING, WITHOUT LIMITATION, ALL WARRANTIES THAT THE LEASED PREMISES ARE FREE FROM DEFECTS OR DEFICIENCIES, WHETHER HIDDEN OR APPARENT, AND ALL WARRANTIES THAT THEY ARE SUITABLE FOR TENANT’S USE.
          (B) Maintenance and Repairs. Tenant shall pay all costs, expenses, fees and charges incurred in connection with the use or occupancy of the Leased Premises. Tenant shall at all times, at its own expense, and subject to reasonable wear and tear, keep the Leased Premises in good operating order, repair, condition and appearance. With respect to the Leased Premises, the undertaking to maintain in good repair shall include, without limitation, all interior and exterior repairs (including all replacements of components, systems or parts which are a part of, or are incorporated into, the Leased Premises or any part thereof), whether structural or nonstructural, foreseen or unforeseen, ordinary or extraordinary and all common area maintenance including, without limitation, removal of dirt, snow, ice, rubbish and other obstructions and maintenance of sidewalks and landscaping.

          (C) Minor Alterations. So long as no event of default shall have occurred and be continuing, Tenant may, at its expense, make interior and/or exterior nonstructural additions to and alterations to the Leased Premises with prior written notice to and consent by Landlord; however consent shall not be required if the cost of such additions or alterations is less than $100,000.00; provided, that (i) upon completion of such additions or alterations, neither the fair market value of the Leased Premises shall be lessened thereby nor the utility or condition of the Leased Premises impaired, below the value, utility or condition thereof immediately prior to such action, (ii) such additions or alterations shall not result in a change of use of the Leased Premises, and (iii) such work shall be completed in a good and workmanlike manner and in compliance with all applicable legal requirements and insurance requirements. Any and all such additions and alterations shall be and remain part of the Leased Premises and shall be subject to this Lease. In no event shall Landlord be obligated to reimburse or compensate Tenant or any other person or entity for any such additions, alterations or improvements to the Leased premises, and Tenant hereby waives any right to reimbursement or compensation for any such additions, alterations or improvements.
          (D) Certain Limitations. Notwithstanding anything set forth in paragraphs (A), (B) and (C) of this Article to the contrary, the obligations Tenant set forth therein shall be subject to the provisions set forth in the Articles captioned “Damage Clause” and “Condemnation.”
     14. Damage Clause.
          (A) Damage. If the Ski Facility shall be damaged or destroyed by fire, casualty or any cause whatsoever, either in whole or in part, and Tenant does not elect to terminate this Lease pursuant to the provisions of paragraph (B) hereof, Tenant shall with due diligence remove any resulting debris and fully repair and/or restore and rebuild in their entirety the damaged or destroyed structures and other improvements, including any improvements or betterments made by Landlord or Tenant. Subject to Paragraph 15(A) hereof, Landlord shall make all insurance proceeds available as a result of such fire, casualty or other destruction to Tenant for restoration. Tenant shall submit in advance to Landlord plans and specifications for rebuilding/restoring the structures and other improvements and shall obtain Landlord’s consent (which shall not be unreasonably withheld or delayed) to any material deviation from such plans and specifications. Until the earlier of (i) the date 90 days after the date the Ski Facility are repaired, rebuilt and put in good and tenantable order, or (ii) the date Tenant reopens the portions(s) of the Ski Facility so damaged or destroyed, the Annual Fixed Rent and other charges hereby reserved, or a fair and just proportion thereof according to the nature and extent of the damage sustained, shall be abated, but only to the extent of any rental interruption insurance proceeds actually received by Landlord.
          (B) Right to Terminate on Certain Damage. If during the final three (3) years of the Term, the Ski Facility is damaged or destroyed by fire, casualty or any cause whatsoever to such an extent that all or a portion thereof is rendered unsuitable for use as a ski resort and the cost of restoration would exceed 50% of the amount it would cost to replace the Ski Facility in its entirety at the time such damage or destruction occurred, and if Tenant has complied with its insurance obligations under this Lease (including maintaining insurance against loss of rents by Landlord), Tenant may terminate this Lease by notice to Landlord given within thirty (30) days after such damage or destruction. If Tenant elects to terminate this Lease as provided herein, Tenant shall pay to Landlord, as a condition upon the effectiveness of such termination, within sixty (60) days after such notice, an amount equal to all insurance proceeds for such damage or destruction (except any for Tenant’s Property) together with an amount equal to the difference, if any, between the amount of insurance proceeds turned over to Landlord and the net book value of The Ski Facility as accurately reflected in Landlord’s financial records as of the date of such damage or destruction. Upon the giving of such notice by Tenant to terminate, and Tenant’s payment of all amounts provided for herein, this Lease shall automatically terminate and the Annual Fixed Rental and other charges hereunder shall be equitably adjusted as of the date of such destruction.
          (C) Uninsured Damage. If, at any time during the term hereof, all or a portion of the Ski Facility shall be damaged or destroyed by a casualty not insurable under the insurance required to be maintained by Tenant under this Lease, Tenant may terminate this Lease by notice to Landlord given within 30 days after such damage or destruction. If Tenant elects to terminate this Lease as provided herein, Tenant shall pay to Landlord, as a condition upon the effectiveness of such termination, within 60 days after such notice, an amount equal to the net book value of the Ski Facility as accurately reflected in Landlord’s financial records as of the date of such damage or destruction. Upon the giving of such notice by Tenant to terminate, and Tenant’s payment of all amounts provided for herein, this Lease shall automatically terminate and the Annual Fixed Rental and other charges hereunder shall be equitably adjusted as of the date of such destruction.
          (D) Effect of Lease Termination. If Tenant so elects to terminate this Lease as provided in paragraphs (B) or (C) of this Article, Landlord shall nevertheless have the option of negating such notice of termination by giving notice to Tenant of such negation, which notice, if given at all, shall be given within 60 days of Landlord’s receipt of Tenant’s notice of termination. If Landlord elects to negate Tenant’s notice of termination, then (i) this Lease shall not terminate, and (ii) Landlord shall, with due diligence, repair and restore the Ski Facility in its entirety at Landlord’s sole cost and expense. If Landlord elects to negate Tenant’s notice of termination as provided herein, then all insurance proceeds payable as a result of such damage or destruction (except for proceeds payable with respect to Tenant’s Property) shall belong to Landlord, and Tenant’s Annual Fixed Rent shall abate (i) during the period of restoration, to the extent that Landlord receives compensation for lost rents by policies of insurance described in Section 16(E); and (ii) following restoration, in proportion to the portion of the Ski Facility that is rendered unusable by reason of the casualty and not restored by Landlord.
          (E) Rights to Insurance Proceeds. If this Lease is terminated as provided in this Article following damage to or destruction of the Ski Facility and/or Tenant’s property, the proceeds of all hazard insurance on the Ski Facility which is maintained by Tenant or Landlord pursuant to the Article captioned “Insurance, Indemnity, Waiver of Subrogation,” etc. shall belong to Landlord, except insurance proceeds in respect of Tenant’s Property, which shall belong to Tenant.

     15. Insurance, Indemnity, Waiver of Subrogation and Fire Protection.
          (A) Casualty Policy. During the term hereof, Tenant shall at its expense except as provided below, keep the Leased Premises insured in the name of Landlord and Tenant (as their interests may appear with each as named or an additional insured or loss payee as applicable to provide each with the best position) against damage or destruction by fire and the perils commonly covered under a special form policy in an aggregate amount equal to the full replacement cost thereof (without deduction for physical depreciation), and shall have deductibles no greater than Fifty Thousand and No/100 Dollars ($50,000) (with higher deductibles for wind and earthquake coverage as the applicable insurer may require). Such policy also shall cover floods, earthquake and other similar hazards as may be customary for comparable properties in the area, and such other “additional coverage” insurance as Landlord or any holder of a Mortgage, on the Leased Premises may reasonably require, which at the time is usual and commonly obtained in connection with properties similar in type of building size and use to the Ski Facility and located in the geographic area where the Leased Premises are located. Tenant shall be responsible for determining that the amount of property damage coverage insurance maintained complies with the requirements of this Lease. The proceeds of such insurance in case of loss or damage shall be held in trust and applied on account of the obligation of Tenant to repair and/or rebuild the Leased Premises pursuant to the Article captioned “Damage Clause” to the extent that such proceeds are required for such purpose. The insurance required to be carried by Tenant under this paragraph and paragraph (C) of this Article (i) may be covered under a so-called “blanket” policy covering other operations of Tenant and Affiliates, so long as the amount of coverage available under said “blanket” policy with respect to the Leased Premises, or Tenant’s liability under this Lease, at all times meets the requirements set forth in this Lease, and (ii) shall be evidenced by a certificate of insurance (such insurance certificate with respect to property insurance shall be issued on ACORD 27 or equivalent) from Tenant’s insurer, authorized agent or broker. Upon request, Tenant shall name the holder of any Mortgage on the Leased Premises pursuant to a standard mortgagee, additional insured or loss payee clause with as such holder shall elect with respect to the foregoing property insurance, provided such holder agrees with Tenant in writing to disburse such insurance proceeds to Tenant for, and periodically during the course of, repair and restoration of the Ski Facility as set forth in this Lease. Any such insurance proceeds not required for the repair and restoration of the Leased Premises shall be divided equally between Tenant and Landlord.
          (B) DIC Policy. If required by Landlord’s lender or the holder of a Mortgage during the term hereof, Tenant shall, at its expense, keep the Leased Premises insured in the name of Landlord and Tenant (as their interests may appear with each as named or an additional insured or loss payee as applicable to provide each with the best position) against all risks of direct physical loss or damage, except those risks excluded under Tenant’s insurance required under paragraph (A) of this Article, under a so-called difference in conditions policy (“DIC Policy”) in the amount of 100% of the replacement cost thereof, which shall include those endorsements set forth on Exhibit D. The proceeds of such insurance in case of loss or damage shall be held in trust and applied on account of the obligation of Tenant to repair and/or rebuild the Leased Premises pursuant to the Article captioned “Damage Clause” to the extent that such proceeds are required for such purpose. The insurance required to be carried by Tenant under this paragraph shall be evidenced by a certificate of insurance (such insurance certificate with respect to property insurance shall be issued on ACORD 27) from Tenant’s insurer, authorized agent or broker. Upon request, Landlord may name the holder of any Mortgage on the Leased Premises pursuant to a standard mortgagee clause, additional insured or loss payee as such holder shall elect with respect to the foregoing property insurance provided such holder agrees in writing to disburse such insurance proceeds to Tenant for, and periodically during the course of, repair and restoration of the Leased Premises as set forth in this Lease. Any such insurance related proceeds not required for the repair and restoration of the Ski Facility shall belong to Landlord.
          (C) Liability Insurance; Tenant Negligence. Tenant will, subject to the provisions of paragraph (F) of this Article, and subject to the provisions of paragraph (E) of the Article captioned “Governmental Compliance,” indemnify and save harmless Landlord, its trustees, directors, officers, agents and servants, from and against any and all claims, actions, liability and expense: (i) arising from or out of any occurrence in, upon or at the Ski Facility, the Leased Premises, or the occupancy or use by Tenant of the Ski Facility, the Leased Premises or any part thereof, except to the extent the same is caused by the willful or grossly negligent act or omission of Landlord; or (ii) occasioned wholly or in part by any negligent act or omission of Tenant, its agents, employees, servants, subtenants, lessees or concessionaires. If any action or proceeding is brought against Landlord, its officers, agents or servants by reason of any of the aforementioned causes, Tenant, upon receiving notice thereof from Landlord, agrees to defend such action or proceeding by adequate counsel at its own expense. Tenant agrees to insure the foregoing obligation by contractual endorsement under a commercial general public liability policy (including personal injury and property damage) to be maintained by Tenant with combined single limits of not less than $5,000,000.00 aggregate per location. Tenant shall cause Landlord to be named as an additional insured on all policies of liability insurance maintained by Tenant (including excess liability and umbrella policies) with respect to the Leased Premises. The insurance required to be carried by Tenant under this paragraph shall be evidenced by a certificate of insurance from Tenant’s insurer, authorized agent or broker.
          (D) [Intentionally Deleted]
          (E) Rental Loss/Business Interruption Insurance. During the term hereof, Tenant shall, at its expense, keep and maintain for the benefit of Landlord, coverage for the loss of Rent payable hereunder for a period of up to the next succeeding eighteen (18) months.
          (F) Workers’ Compensation Insurance. Tenant shall maintain, with respect to its operations and all of its employees at the Leased Premises, a policy or policies of workers’ compensation insurance, in accordance with and in the amounts required by applicable Laws protecting Tenant from and against any and all claims from any persons employed directly or indirectly on or about the Leased premises for injury or death of such persons.
          (G) Release: Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, it is agreed that Tenant hereby releases Landlord from any liability which the Landlord would, but for this paragraph, have had to Tenant during the term of this Lease resulting from any accident or occurrence or casualty (i) which is covered by Tenant’s required insurance hereunder, or (ii) which is or would be covered by a fire or “all risk” property insurance policy in use in the state in which the Leased Premises is located, whether or not Tenant is actually maintaining such an insurance policy, or (iii) which is covered by any other casualty or property damage insurance being carried by Tenant at the time of such occurrence, which casualty may have resulted in whole or in part from any act or neglect of Landlord, its officers, agents or employees; PROVIDED, HOWEVER, the releases hereinabove set forth shall become inoperative and null and void if Tenant wishes to place such insurance with an insurance company which (y) takes the position that the existence of such release vitiates or would substantially adversely affect any policy so insuring the Releasing Party and notice thereof is given to Landlord, or (z) requires the payment of a higher premium by reason of the existence of such release, unless in the latter case Landlord within 20 days after notice thereof from the Tenant pays such increase in premium. Notwithstanding anything to the contrary herein, Tenant agrees and acknowledges that Landlord shall have no responsibility or liability for any loss, damage or injury to Tenant’s Property which is located in, on or about the Leased Premises at any time and from time to time, regardless of the cause of such loss, damage or injury, and that all of Tenant’s Property is located in, on or about the Leased Premises at Tenant’s sole risk. Tenant hereby releases Landlord from any and all claims with respect to loss, damage or injury to Tenant’s Property located in, on or about the Leased Premises, regardless of the cause of such loss, damage or injury.
          (H) General. All policies of insurance required pursuant to this Article shall be issued by companies approved by Landlord, and licensed to do business in the state where the Leased Premises is located. Furthermore, Tenant shall deliver to Landlord a copy of all insurance contracts that is required any such insurance company shall have (i) a claims paying ability rating of “AA” or better by Standard & Poor’s (other than the issuer of any policy for earthquake insurance, which issuer shall have a claims paying ability rating of “A” or better by Standard & Poor’s; (ii) shall include effective waivers by the insurer of all claims for insurance premiums against all loss payees, additional loss payee, additional insured or named insured; (iii) shall contain such provisions as Landlord deems reasonably necessary or desirable to protect its interest including any endorsements providing that Tenant, Landlord nor any other party shall be a co-insurer under said policies and that no modification, reduction, cancellation or termination in amount of, or material change (other than an increase) in, coverage of any of the policies required hereby shall be effective until at least thirty (30) days after receipt by each named insured, additional insured and loss payee of written notice thereof or ten (10) days after receipt of such notice with respect to nonpayment of premium; (iv) shall permit Landlord to pay the premiums and continue any insurance upon failure of Tenant to pay premiums when due; and (v) shall provide that the insurance shall not be impaired or invalidated by virtue of (A) any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by Tenant, Landlord or any other named insured, additional insured or loss payee, except for the willful misconduct of Landlord knowingly in violation of the conditions of such policy or (B) the occupation, use, operation or maintenance of the Leased Premises for purposes more hazardous than permitted by the terms of the policy.
     16. Indemnification Generally. Except as provided in Paragraphs 12(E) hereof, Tenant agrees to indemnify and save harmless, Landlord, its trustee, directors, officers, agents and servants from and against all liabilities, costs and expenses (including reasonable attorney’s fees and expenses) and all actual or consequential damages imposed upon or asserted against the Landlord, as owner of the Leased Premises, including, without limitation, any liabilities, costs and expenses and actual or consequential damages imposed upon or asserted against Landlord, on account of (i) any use, misuse, non-use, condition, maintenance or repair by Tenant of the

Leased Premises, (ii) any impositions which are the obligation of Tenant to pay pursuant to the applicable provisions of this Lease, (iii) any failure on the part of Tenant to perform or comply with any other of the terms of this Lease or any sublease, (iv) any liability Landlord may incur or suffer as a result of any environmental laws or the ADA affecting the Leased Premises, and (vi) accident, injury to or death of any person or damage to property on or about the Leased Premises. If at any time any claims, costs, demands, losses or liabilities are asserted against Landlord by reason of any of the matters as to which Tenant indemnifies Landlord hereunder, Tenant will, upon notice from Landlord, defend any such claims, costs, demands, losses or liabilities at Tenant’s sole cost and expense by counsel selected by Tenant and reasonably acceptable to Landlord.
     17. Tenant to Pay Taxes. Tenant shall pay all Taxes assessed or charged against the Leased Premises or any part thereof as provided in the Rent and Expense Rider.
     18. Alterations and Tenant’s Liens.
          (A) Title to Tenant’s Alterations. Subject to the provisions of the Article captioned “Fixtures,” any alterations, changes, improvements and additions made by Tenant shall immediately become the property of Landlord and shall be considered a part of the Ski Facility, but Landlord shall not be obligated to compensate or reimburse Tenant or any other person or entity for any such alterations, changes, improvements or additions made by Tenant, and Tenant hereby waives all right to any such compensation or reimbursement..
          (B) No Tenant Liens. Tenant shall not permit any mechanic’s, materialman’s or other similar lien to be foreclosed against the Leased Premises by reason of work, labor, services or materials performed by or furnished to Tenant or anyone holding any part of the Leased Premises under Tenant. If any such lien shall at any time be filed, Tenant may contest the same in good faith but Tenant shall, prior to foreclosure thereof, cause such lien to be released of record by payment, bond, order of a court of competent jurisdiction or otherwise. Nothing contained in this Lease shall be construed as a consent on the part of Landlord to subject Landlord’s estate in the Leased Premises to any lien or liability under the lien laws of the state in which the Leased Premises are located. Notwithstanding the foregoing, if any mechanics’, materialmen’s or other similar lien is filed against the Leased Premises, and the amount of such lien claim exceeds $100,000, then Tenant shall, within ten (10) days after the filing thereof, provide to Landlord a bond in the amount of 110% of the amount of such lien claim, or other security satisfactory to Landlord, protecting Landlord from loss or liability by reason of such lien. Tenant hereby covenants and agrees to indemnify and hold harmless Landlord from and against any and all claims, costs, demands, losses or liabilities (including attorneys’ fees) which Landlord may suffer or incur by reason of any such mechanics’, materialmen’s or other similar lien.
          (C) Landlord Elective Improvements. During the term of this Lease, Landlord shall not be required to build or rebuild any improvements to the Leased Premises or the Ski Facility, or to make any repairs, replacements, alterations, restorations or renewals thereto. In the event that Landlord should, in its sole discretion elect to make capital improvements to the Leased Premises, it may only do so with Tenant’s consent, which may be given or withheld in Tenant’s sole discretion, and it is understood and agreed that Landlord will generally condition any such election on an increase in the Annual Fixed Rent to reflect such expenditures.
     19. Tenant’s Signs.
          (A) Location and Type. Tenant shall have the right to erect and maintain signs in accordance with the provisions of this Article and subject to any applicable provisions of any applicable Laws.
          (B) Design. The design of all signs presently located on the Leased Premises is hereby approved by Landlord with the design of all future signs which Tenant elects to construct pursuant to paragraph (A) of this Article (such present and future signs referred to as “Tenant’s Signs”) to be subject to Landlord’s approval, which Landlord agrees not to unreasonably withhold or delay so long as Tenant’s Signs are consistent with Tenant’s standard signage and do not otherwise violate applicable Laws. Tenant’s Signs shall advertise Tenant’s business in the Ski Facility and shall be constructed and maintained in good repair at Tenant’s expense. Tenant shall pay the cost of electricity consumed in illuminating Tenant’s Signs.
     20. Condemnation.
          (A) In General. If any material part of the Leased Premises (meaning any part of the Ski Facility) shall be taken in any proceeding by any Governmental Authority by condemnation or otherwise, or be acquired for public or quasi-public purposes, or be conveyed under threat of such taking or acquiring (which Landlord shall not do without Tenant’s prior written consent), and Tenant reasonably determines that the remaining portion will not permit Tenant to operate its business on the Leased Premises, Tenant shall have the option of terminating this Lease by notice to Landlord of its election to do so given on or before the date which is thirty (30) days after Tenant shall have been deprived of possession of the condemned property, and upon the giving of such notice, this Lease shall automatically terminate and the Annual Fixed Rent and other charges hereunder shall be adjusted as of the date of such notice. In the event a material part of the Leased Premises (meaning any part of the Ski Facility) is so taken and Tenant elects not to terminate this Lease, then Tenant shall, to the extent and making use of the condemnation award, restore the Ski Facility to a complete unit as similar as reasonably possible in design, character and quality to the building which existed before such taking. In the event the Ski Facility is partially taken and this Lease is not terminated, there shall be no reduction or adjustment in the Annual Fixed Rent and other charges thereafter payable hereunder. Any restoration work to be performed pursuant to this paragraph shall be completed in accordance with plans and specifications which shall have been approved by Landlord and Tenant, such approvals not to be unreasonably withheld. In any such proceeding whereby all or part of the Leased Premises is taken, and Tenant elects to terminate this Lease, each party shall be free to make claim against the condemning authority for the amount of the actual provable damage done to each of them by such proceeding. If the condemning authority shall refuse to permit separate claims to be made, then Landlord shall prosecute with counsel reasonably satisfactory to Tenant the claims of both Landlord and Tenant, and the proceeds of the award, after payment of Landlord’s reasonable costs incurred, shall be divided between Landlord and Tenant in a fair and equitable manner; provided, however, in the event of a condemnation which results in Tenant’s election to terminate this Lease Tenant shall be entitled to its portion of the condemnation award only so long as the amount of the award paid to the Landlord is equal to the net book value of the property taken, as reflected on the Landlord’s financial statements on the date of the condemnation.
          (B) Temporary Taking Awards. If by reason of a taking Tenant shall be temporarily deprived in whole or in part of the use of the Ski Facility or any part thereof, the entire award made as compensation therefor shall belong to Tenant, and there shall be no abatement of the Annual Fixed Rent payable hereunder.
          (C) No Taking by Landlord Action. Landlord shall not initiate or take any action seeking a public or private taking of the Ski Facility or of any part of the Leased Premises or any applicable Leased Premises.
     21. Restrictive Agreements. Landlord hereby agrees with Tenant with respect to the Restrictive Agreements as follows:
          (A) Landlord will not approve or agree to any amendment of the Restrictive Agreements which materially derogates the rights granted to Landlord thereunder without Tenant’s prior consent, which shall not be unreasonably withheld.
          (B) Tenant agrees during the Term of this Lease to comply with and promptly perform each and all of the terms and provisions of all Restrictive Agreements insofar as they relate to the Ski Facility and the Leased Premises. Without limiting the generality of the foregoing, Tenant agrees to pay any assessments, costs, common area maintenance and operating charges, lighting charges, all common area cost contributions, and any and all other amounts that Landlord or the owner of the Leased Premises would otherwise be obligated to pay under the Restrictive Agreements.
          (C) Landlord agrees to fully cooperate with Tenant in the exercise of any rights or remedies pursuant to such Restrictive Agreements the exercise of which Tenant believes is necessary or prudent with respect to the Leased Premises. Tenant hereby covenants and agrees to indemnify and hold harmless Landlord from and against any and all claims, costs, demands, losses or liabilities (including attorneys’ fees) which Landlord may suffer or incur by reason of any failure by Tenant to pay and perform all of the terms of, or any violation of or noncompliance with any of the covenants and agreements contained in, the Restrictive Agreements, or any of them, regardless of whether such provisions are binding upon the Leased Premises or the holder of the tenant’s interest in this Lease. If at any time any claims, costs, demands, losses or liabilities are asserted against Landlord by reason of any failure by Tenant to pay and perform all of the terms of, or any violation of or noncompliance with any of the covenants and agreements contained in, the Restrictive Agreements, regardless of whether such provisions are binding upon the holder of the tenant’s interest in this Lease or the Leased Premises, Tenant will, upon notice from Landlord, defend any such claims, costs, demands, losses or liabilities at Tenant’s sole cost and expense by counsel reasonably acceptable to Landlord. Landlord will promptly provide to Tenant a copy of any notice received by Landlord in connection with any Restrictive Agreement.

     22. Tenant’s Covenant to Operate.
          (A) In General. So long as Landlord shall not be in default under this Lease, Tenant will, except when prevented from so doing by Force Majeure or by other causes beyond its reasonable control (including the unavailability of film) and subject to the provisions of the Articles captioned “Subletting and Assigning,” “Damage Clause,” and “Condemnation” during the Term of this Lease, operate or cause to be operated a ski resort in the Ski Facility (such covenant being herein called “Tenant’s Operating Covenant”).
          (B) Tenant’s Right to Control Operations. Nothing contained in this Lease or in rules or regulations (if any) promulgated by Landlord shall be deemed in any way to regulate the manner of operation by Tenant of its business in the Ski Facility and/or the hours and/or days of such operation, provided that Tenant agrees that it will operate its business in the Ski Facility during at least the same general hours and days of operation as other ski resort operators operating other similar facilities in the Bellefontaine, Ohio vicinity.
     23. Estoppel Certificate; Attornment and Priority of Lease; Subordination.
          (A) Estoppel Certificate. Tenant agrees, within ten (10) days after request by Landlord, to execute, acknowledge and deliver to and in favor of the proposed holder of any Mortgage or purchaser of the Leased Premises, an estoppel certificate in such form as Landlord may reasonably approve, but stating no less than: (i) whether this Lease is in full force and effect; (ii) whether this Lease has been modified or amended and, if so, identifying and describing any such modification or amendment; (iii) the date to which rent and any other charges have been paid; and (iv) whether Tenant knows of any default on the part of Landlord or has any claim against Landlord and, if so, specifying the nature of such default or claim. Notwithstanding the foregoing, the Parties agree that it shall not be reasonable for Landlord to require an estoppel certificate that modifies the terms of this Lease.
          (B) Attornment by Tenant. Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of the exercise of the power of sale under, any Mortgage prior in lien to this Lease made by Landlord, attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease, provided such purchaser assumes Landlord’s obligations under this Lease, in a written agreement in recordable form and with substance reasonably acceptable to Tenant, containing a covenant binding upon such purchaser to the effect that as long as Tenant shall not be in default under this Lease, this Lease shall not be terminated or modified in any respect whatsoever, nor shall the rights of Tenant hereunder or its occupancy of the Leased Premises be affected in any way by reason of such Mortgage or any foreclosure action or other proceeding that may be instituted in connection therewith, and that, except to the extent that the holder of such Mortgage is required to do so to effectively foreclose such Mortgage, Tenant shall not be named as a defendant in any such foreclosure action or other proceeding.
          (C) Subordination/Non-Disturbance. Upon request of the holder of any Mortgage, Tenant will subordinate its rights under this Lease to the lien thereof and to all advances made or hereafter to be made upon the security thereof, and Tenant shall execute, acknowledge and deliver an instrument effecting such subordination; PROVIDED, HOWEVER,

Tenant’s obligation to (a) subordinate its rights under this Lease to the lien of any holder of a Mortgage and (b) execute and deliver such instrument shall be conditioned upon Landlord obtaining and delivering to Tenant, in recordable form, from the holder of any Mortgage to which this Lease is to become subordinate a non-disturbance agreement reasonably acceptable to Tenant containing a covenant binding upon the holder thereof to the effect that as long as Tenant shall not be in default under this Lease, this Lease shall not be terminated or modified in any respect whatsoever, nor shall the rights of Tenant hereunder or its occupancy of the Leased Premises be affected in any way by reason of such Mortgage or any foreclosure action or other proceeding that may be instituted in connection therewith, and that, except to the extent that the holder of such Mortgage is required to do so to effectively foreclose such Mortgage, Tenant shall not be named as a defendant in any such foreclosure action or other proceeding.
          (D) Landlord and Tenant, upon request of any party in interest, shall execute promptly such commercially reasonable instruments or certificates to carry out the provisions of this Article; provided, however, neither party shall be required to execute any such instruments or certificates that would in any way modify the terms and provisions of this Lease.
     24. Default Clause and Self-Help.
          (A) Tenant Default; Cure Rights. If (i) Tenant neglects or fails to pay any Annual Fixed Rent, Annual Percentage Rent or other charge hereunder within 10 days after notice of default, or (ii) Tenant neglects or fails to perform or observe any of the other covenants, terms, provisions or conditions on its part to be performed or observed under this Lease, within thirty (30) days after notice of default (or if more than thirty (30) days shall be reasonably required because of the nature of the default, if Tenant shall fail to proceed diligently to cure such default after such notice), or (iii) Tenant neglects or fails to perform or observe any obligations pursuant to Tenant’s Operating Covenant hereunder, or (iv) upon the occurrence of any default under any Related Agreement or Guaranty of a Related Agreement that remains uncured after the expiration of the applicable cure period thereunder or (v) Tenant (a) admits in writing its inability to pay its debts generally as they become due, (b) commences any case, proceeding or other action seeking to have an order for relief entered on its behalf as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any federal, state or local law relating to bankruptcy, insolvency, reorganization or relief of debtors, (c) makes an assignment for the benefit of its creditors, (d) is generally unable to pay its debts as they mature, (e) seeks or consents to the appointment of a receiver of itself or of the whole or any substantial part of its property, or (f) files a petition or answer seeking reorganization or arrangement under an order or decree appointing, without the consent of Tenant, a receiver of Tenant of the whole or substantially all of its property, and such case, proceeding or other action is not dismissed within ninety (90) days after the commencement thereof; or (vi) the estate or interest of Tenant in the Leased Premises or any part thereof is levied upon or attached in any proceeding and the same is not vacated or discharged within the later of ninety (90) days after commencement thereof or thirty (30) days after receipt by Tenant of notice thereof from Landlord (unless Tenant is contesting such lien or attachment in accordance with this Lease), then an event of default shall exist hereunder and Landlord may immediately or at any time thereafter, as permitted by law, give Tenant written notice of Landlord’s termination of this Lease, and, upon such notice, Tenant’s rights to possession of the Leased Premises shall cease and this Lease shall thereupon be terminated, and Landlord may re-enter and take possession of the Leased Premises as its own property; or Landlord may remain out of possession of the Leased Premises and treat the term of the Lease as subsisting and in full force and effect, in which event Landlord shall have all rights and remedies available at law, in equity or hereunder; and as an alternative remedy Landlord may, at Landlord’s election, without terminating the then current term, or this Lease, re-enter the Leased Premises or take possession thereof pursuant to legal proceedings or pursuant to any notice provided for by law, and having elected to re-enter or take possession of the Leased Premises without terminating the term, or this Lease, Landlord shall use reasonable diligence as Tenant’s agent to relet the Leased Premises, or parts thereof, for such term (which may be greater or less than the remaining balance of the then current term) or terms and at such rental and upon such other terms and conditions (which may include concessions or free rent) as Landlord may reasonably deem advisable, with the right to make alterations and repairs to the Leased Premises, and no such re-entry or taking of possession of the Leased Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease, and no such re-entry or taking of possession by Landlord shall relieve Tenant of its obligation to pay Rent (at the time or times provided herein), or of any of its other obligations under this Lease, all of which shall survive such re-entry or taking of possession, and Tenant shall continue to pay Rent provided for in this Lease until the end of the term and whether or not the Leased Premises shall have been relet, less the net proceeds, if any, of any reletting of the Leased Premises after deducting all of Landlord’s expenses in or in connection with such reletting, including without limitation all repossession costs, brokerage commissions, legal expenses, expenses of employees, alterations costs and expenses of preparation for reletting. If Landlord elects to terminate this Lease, then Landlord may re-lease the Leased Premises for such price and on such terms as may be immediately obtainable, and Tenant will be and remain liable, not only for all Rent due and other obligations incurred up to the date on which the termination becomes effective, for all holdover damages that accrue under the holdover section of this Lease until Tenant vacates or is removed from the Leased Premises, but also for stipulated or liquidated damages for its nonperformance equal to the sum of (i) all expenses that Landlord may incur in re-entering and re-possessing the Leased Premises, putting the Leased Premises in proper repair and curing any default by Tenant, and removing Tenant’s improvements, if Landlord has elected to require such removal, making any reasonable non-structural modifications that may be required for any new tenants, and reletting the Leased Premises, including attorneys’ fees and disbursements, sheriff’s fees and brokerage fees in doing so, plus (ii) twenty-four (24) months of the Annual Fixed Rent provided in this Lease. Having elected either to remain out of possession and treating this Lease as remaining in full force and effect or to re-enter or take possession of Leased Premises without terminating the term, or this Lease, Landlord may by notice to Tenant given at any time thereafter while Tenant is in default in the payment of Rent or in the performance of any other obligation under this Lease, elect to terminate this Lease and, upon such notice, this Lease shall thereupon be terminated. If in accordance with any of the foregoing provisions of this Article 25 Landlord shall have the right to elect to re-enter and take possession of the Leased Premises, Landlord may enter and expel Tenant and those claiming through or under Tenant and remove the effects of both or either (forcibly if necessary) without being guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of covenant. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damage accruing to

Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon the occurrence of an Tenant event of default shall not be deemed or construed to constitute a waiver of such default.
          Following an event of default, all amounts due from Tenant to Landlord pursuant to this Lease shall bear interest at the Default Rate.
          (B) Landlord Default Cure Rights. If Landlord neglects or fails to perform or observe any of the covenants, terms, provisions or conditions on its part to be performed or observed under this Lease, or within 30 days after notice of default (or if more than 30 days shall be reasonably required because of the nature of the default, if Landlord shall fail to proceed diligently to cure such default after such notice), then Tenant may immediately or at any time thereafter, in addition to any other rights and remedies as may otherwise be provided in this Lease for a Landlord default, pursue all rights and remedies it may have at law and equity generally.
          (C) Self Help. If either party (the “Defaulting Party”) fails to perform any agreement or obligation on its part to be performed under this Lease, the other party (the “Curing Party”) shall have the right (i) if no emergency exists, to perform the same after giving 30 days’ notice to the Defaulting Party, and (ii) in any emergency situation to perform the same immediately without notice or delay. For the purpose of rectifying a default of the Defaulting Party as aforesaid, the Curing Party shall have the right to enter the Leased Premises. The Defaulting Party shall on demand reimburse the Curing Party for the costs and expenses incurred by the Curing Party in rectifying defaults as aforesaid, including reasonable attorneys’ fees, together with interest thereon at the Default Rate, but nothing herein shall be deemed to permit either party to set off any costs of cure or other amounts against the amounts owing to the other party hereunder.. Any act or thing done by the Curing Party pursuant to this paragraph shall not constitute a waiver of any such default by the Curing Party or a waiver of any covenant, term or condition herein contained or the performance thereof.
     25. Access to Premises.
          Tenant shall permit Landlord and its authorized representatives to enter the Ski Facility at all reasonable times (upon 48 hours prior notice, except in the event of an emergency, in which no prior notice is required prior to entry) for the purposes of (i) serving or posting or keeping posted thereon notices required by Law, (ii) conducting periodic inspections, (iii) performing any work thereon required or permitted to be performed by Landlord pursuant to this Lease, and (iv) showing the Leased Premises to prospective purchasers or lenders.
     26. Force Majeure.
          If either party shall be delayed or hindered in or prevented from the performance of any act required under this Lease by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive Laws (except as otherwise specifically provided herein), riots, insurrection, terrorist acts, war or other reason beyond the reasonable control of and not the fault of the party delayed in performing the work or doing the acts required under the terms of this Lease (collectively, “Force Majeure”), then performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Article shall not (i) operate to excuse Tenant from prompt payment of rent or any other payment required by Tenant under the terms of this Lease, or (ii) be applicable to delays resulting from the inability of a party to obtain financing or to proceed with its obligations under this Lease because of a lack of funds.
     27. Remedies Cumulative; Legal Expenses; Time of the Essence.
          (A) The various rights and remedies given to or reserved to Landlord and Tenant by this Lease or allowed by law shall be cumulative, irrespective of whether so expressly stated.
          (B) In case suit shall be brought because of the breach of any agreement or obligation contained in this Lease on the part of Tenant or Landlord to be kept or performed, and a breach shall be established, the prevailing party shall be entitled to recover all expenses incurred in connection with such suit, including reasonable attorneys’ fees.
          (C) Time is of the essence of this Lease.
     28. Lease Not to be Recorded.
          Upon request of Landlord or Tenant, the parties hereto shall promptly execute and deliver a memorandum of this Lease for recording purposes in recordable form. If Tenant elects to record such memorandum, Landlord shall promptly cause the same to be recorded, at Tenant’s expense. Neither party shall record this Lease without the consent of the other party.
     29. Notices.
          All notices, consents, requests, approvals and authorizations (collectively, “Notices”) required or permitted hereunder shall only be effective if in writing. All Notices (except Notices of default, which may only be sent pursuant to the methods described in (A) and (B) below) shall be sent (A) by registered or certified mail (return receipt requested), postage prepaid, or (B) by Federal Express, U.S. Post Office Express Mail, Airborne or similar nationally recognized overnight courier which delivers only upon signed receipt of the addressee, or (C) by facsimile transmission and addressed as follows or at such other address, and to the attention of such other person, as the parties shall give notice as herein provided:

If intended for Landlord:	EPT MAD RIVER, INC.
30 West Pershing, Suite 201
Kansas City, Missouri 64108
Phone: (816) 472-1700
Facsimile (816) 472-5794
Attention: David M. Brain, CEO

With a copy to:	EPT MAD RIVER, INC.
30 West Pershing, Suite 201
Kansas City, Missouri 64108
Phone: (816) 472-1700
Facsimile (816) 472-5794
Attention: Gregory K. Silvers, General Counsel

and a copy to:	Stinson Morrison Hecker LLP
1201 Walnut, Suite 2900
Kansas City, Missouri 64106
Phone: (816) 842-8600
Facsimile: (816) 691-3495
Attention: Timothy Laycock, Esq.

If intended for Tenant:	Mad River Mountain, Inc.
17409 Hidden Drive
Wildwood, Missouri 63025

and a copy to:	David L. Jones
Helfrey, Simon & Jones, P.C.
120 South Central Avenue, Suite 1500
St. Louis, Missouri 63105
Telephone: (314) 725-9100
Facsimile: (314) 725-5754
A notice, request and other communication shall be deemed to be duly received if delivered by a nationally recognized overnight delivery service, when delivered to the address of the recipient, if sent by mail, on the date of receipt by the recipient as shown on the return receipt card, or if sent by facsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent it its entirety to the recipient’s facsimile number; provided that if a notice, request or other communication is served by hand or is received by facsimile on a day which is not a Business Day, or after 5:00 P.M. on any Business Day at the addressee’s location, such notice or communication shall be deemed to be duly received by the recipient at 9:00 a.m. on the first Business Day thereafter. Rejection or other refusal to accept or the inability to delivery because of changed address of which no Notice was given shall be deemed to be receipt of the Notice as of the date of such rejection, refusal or inability to deliver.
     30. Waiver of Performance and Disputes. One or more waivers of any covenant, term or condition of this Lease by either party shall not be construed as a waiver of a subsequent breach of the same or any other covenant, term or condition, nor shall any delay or omission by either party to seek a remedy for any breach of this Lease or to exercise a right accruing to such party by reason of such breach be deemed a waiver by such party of its remedies or rights with respect to such breach. The consent or approval by either party to or of any act by the other party requiring such consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any similar act.
     31. Modification of Lease.
          The terms, covenants and conditions hereof may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of the change, modification or discharge is sought, or by such party’s agent.
     32. Captions and Lease Preparation.
          Captions throughout this instrument are for convenience and reference only and the words contained therein shall in no way be deemed to explain, modify, amplify or aid in the interpretation or construction of the provisions of this Lease.
     33. Lease Binding on Successors and Assigns, Etc.
          Except as herein otherwise expressly provided, all covenants, agreements, provisions and conditions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their heirs, devisees, executors, administrators, successors in interest and assigns as well as grantees of Landlord, and shall be deemed to run with the land. Without limiting the generality of the foregoing, all rights of Tenant under this Lease may be granted by Tenant to any sublessee of Tenant, subject to the terms of this Lease.
     34. Brokers.
          Landlord represents and warrants to Tenant that it has not incurred or caused to be incurred any liability for real estate brokerage commissions or finder’s fees in connection with the execution or consummation of this Lease for which Tenant may be liable. Tenant represents and warrants to Landlord that it has not incurred or caused to be incurred any liability for real estate brokerage commissions or finder’s fees in connection with the execution or consummation of this Lease for which Landlord may be liable. Each of the parties agrees to indemnify and hold the other harmless from and against any and all claims, liabilities or expense (including reasonable attorneys’ fees) in connection with any breach of the foregoing representations and warranties.
     35. Financial Information. Tenant hereby covenants and agrees to deliver to Landlord the following: (1) within 90 days after the end of each fiscal year of Tenant and Guarantor, consolidated statements of income, retained earnings and cash flows of Tenant and Guarantor for such fiscal year and the related consolidated balance sheets as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such consolidated financial statements fairly present the consolidated financial condition and results of operations of Tenant and Guarantor as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles; (2) within 45 days after the end of each interim quarterly fiscal period of each fiscal year of Tenant and Guarantor, unaudited consolidated statements of income, retained earnings and cash flows of Tenant and Guarantor for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding periods in the preceding fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year), accompanied by a certificate of a financial officer of Tenant and Guarantor, as applicable, which certificate shall state that such consolidated financial statements fairly present the consolidated financial condition and results of operations of the respective Tenant and Guarantor in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period; (3) within 45 days after the end of each interim quarterly fiscal period of each fiscal year of Tenant and Guarantor, unaudited statements of income for such period and for the period from the beginning of the respective fiscal year to the end of such period in each case in comparative form the corresponding figures for the corresponding periods in the preceding fiscal year; (4) within 30 days after the end of each calendar month, an income and expense statement detailing all sources of revenue, including but not limited to ticket sales, concession sales and other revenues, and all expenses relating to the Leased Premises, accompanied by a certificate of a financial officer of Tenant and Guarantor stating that such items are true, correct, accurate and completely and fairly present the financial condition and results of the operations of Tenant and Guarantor. Notwithstanding anything contained in this section to the contrary, Landlord agrees that Maher & Company, P.C. shall be deemed for the purposes of this section to be independent certified public accountants of recognized national standing.
     36. Option to Buy Back the Leased Premises. Landlord hereby grants to Tenant, on and subject to the terms and conditions hereinafter set forth, the right and option to buy back the Leased Premises (the “Buyback Option”).
          (A) Provided that Tenant is not in default hereunder, and provided that this Lease is still in full force and effect, Tenant may re-purchase Landlord’s right title and interest in the Leased Premises at the expiration of each seven (7) year interval of the lease as follows: (i) upon the expiration of the seventh (7th) Lease Year; (ii) upon the expiration of the fourteenth (14th) Lease Year; or (iii) upon the expiration of the twenty-first (21st) Lease Year.
          (B) If Tenant desires to purchase Landlord’s interest in the Leased Premises upon the expiration of the seventh (7th) Lease Year, then Tenant shall give written notice thereof to Landlord no later than the expiration of the sixth (6th) Lease Year.
          (C) If Tenant desires to purchase Landlord’s interest in the Leased Premises upon the expiration of the fourteenth (14th) Lease Year, then Tenant shall give written notice thereof to Landlord no later than the expiration of the thirteenth (13th) Lease Year.
          (D) If Tenant desires to purchase Landlord’s interest in the Leased Premises upon the expiration of the twenty-first (21st) Lease Year, then Tenant shall give written notice thereof to Landlord no later than the expiration of the twenty (20th) Lease Year (each such written notice given prior to the expiration of the 6th, 13th, or 20th Lease Years being referred to herein as the “Repurchase Notice”)

          (E) If Tenant exercises the Buyback Option by delivering to Landlord the Repurchase Notice as set forth above, then Landlord shall sell, and Tenant shall purchase, all of Landlord’s right, title and interest in and to the Leased Premises for a purchase price (the “Repurchase Price”) equal to the Repurchase Amount (hereinafter defined) less the Percentage Rent Credit (hereinafter defined).
          (F) For the purposes herein, the “Repurchase Amount” shall mean an amount equal to the following:
          (i) If the Buyback Option is exercised at the expiration of the 7th Lease Year, the Repurchase Amount shall be equal to the sum of (x) $13,075,543.29 ($11,000,000 increased on a compound annual basis of 2.5% for each of the first through and including the 7th Lease Years); plus (y) any Additional Advance Amounts increased on a compound annual basis of 2.5% for the amount of time outstanding of said Additional Advance Amounts.
          (ii) If the Buyback Option is exercised at the expiration of the 14th Lease Year, the Repurchase Amount shall be equal to the sum of (x) $14,514,266.39 ($11,000,000 increased on a compound annual basis of 2.0% for each of the first through and including the 14th Lease Years); plus (y) any Additional Advance Amounts increased on a compound annual basis of 2.0% for the amount of time outstanding of said Additional Advance Amounts.
          (iii) If the Buyback Option is exercised at the expiration of the 21st Lease Year, the Repurchase Amount shall be equal to the sum of (x) $15,037,636.15 ($11,000,000 increased on a compound annual basis of 1.5% for each of the first through and including the 21st Lease Years); plus (y) any Additional Advance Amounts increased on a compound annual basis of 1.5% for the amount of time outstanding of said Additional Advance Amounts.
          (G) For the purposes herein, the “Percentage Rent Credit” shall be an amount equal to 50% of all Percentage Rent payments paid to Landlord under the terms of this Lease; provided however, the Percentage Rent Credit shall never reduce the amount to be paid to Landlord to an amount less than Eleven Million Dollars ($11,000,000.00).
          (H) For the purposes herein, “Additional Advance Amounts” shall mean all sums expended by Landlord or advanced to Tenant by Landlord for improvements or betterments to the Leased Premises.
          (I) If Tenant fails to deliver the Repurchase Notice in the manner set forth above, the Buyback Option shall automatically expire and be of no further force or effect. In the event that Tenant fails to exercise its Buyback Option then Tenant shall execute and deliver to Landlord such documentation as Landlord may reasonably require to confirm the termination and extinguishment of Tenant’s Buyback Option.
          (J) The purchase of Landlord’s interest in the Leased Premises shall be consummated through an escrow established at a title insurance company selected by Landlord within thirty (30) days following the expiration of the applicable Lease Year (i.e., the 7th, 14th, or

21st Lease Year) following the Lease Year in which the Repurchase Notice was given. The Repurchase Price shall be payable in cash or other method acceptable to Landlord. Landlord’s interest in the Leased Premises shall be conveyed in the form of a special warranty deed, subject to all real estate taxes, installments of special assessments, easements, restrictions, covenants and conditions of record. Any mortgage or liens, including potential mechanics liens or other liens outstanding on the Leased Premises and caused by Landlord shall be discharged by Landlord at the closing hereunder. The costs of closing and any title policy shall be paid by Tenant.
          (K) Notwithstanding anything contained in this Section to the contrary, Landlord’s obligation to convey the Leased Premises to Tenant upon its exercise of the Buyback Option shall be contingent upon the simultaneous exercise by any Affiliate of any and all buyback options granted in any Related Agreement.
     37. Landlord’s Status as a REIT. The following clause shall be applicable if the Landlord is a real estate investment trust: Tenant acknowledges that Landlord intends to elect to be taxed as a real estate investment trust (“REIT”) under the Code. Tenant shall exercise its reasonable best efforts not do anything which would materially adversely affect Landlord’s status as a REIT. Tenant agrees to enter into reasonable modifications of this Lease which do not materially adversely affect Tenant’s rights and liabilities if such modifications are required to retain or clarify Landlord’s status as a REIT.
     38. Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State where the Leased Premises are located, but not including such State’s conflict-of-laws rules.
     39. Certain Landlord Rights On Termination.
          (A) Advertisement of Leased Premises. Landlord or its agent shall have the right to enter the Leased Premises at all reasonable times for the purpose of exhibiting such Leased Premises to others and to place upon such Leased Premises during the period commencing 180 days prior to the expiration of the Term “for sale” or “for rent” notices or signs of such number and in such locations as Tenant shall reasonably approve.
          (B) Transfer of Permits, Etc. On Termination. Upon the expiration or earlier termination of this Lease, Tenant shall, at the option of Landlord, transfer to and relinquish to Landlord or Landlord’s nominee and reasonably cooperate with Landlord or Landlord’s nominee in connection with the processing by Landlord of such nominee of all licenses, operating permits, and other governmental authorization and all assignable service contracts, which may be necessary or appropriate for the operation by Landlord or such nominee of the Leased Premises; provided that the costs and expenses of any such transferring assignable contracts or the processing of any such application shall be paid by Landlord or Landlord’s nominee.
     40. Estoppel. Landlord and Tenant each confirm and agree that (a) it has read and understood all of the provisions of this Lease; (b) it is an experienced real estate investor and is familiar with major sophisticated transactions such as that contemplated by this Lease; (c) it has negotiated with the other party at arm’s length with equal bargaining power; and (d) it has been advised by competent legal counsel of its own choosing.
     41. Joint Preparation. This Lease (and all exhibits thereto) is deemed to have been jointly prepared by the parties hereto, and any uncertainty or ambiguity existing herein, if any, shall not be interpreted against any party, but shall be interpreted according to the application of the rules of interpretation for arm’s-length agreements.
     42. Counterparts. This Lease may be executed at different times and in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Lease by telecopier shall be as effective as delivery of a manually executed counterpart of this Lease. In proving this Lease, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.
     43. Attorneys’ Fees. If either party obtains a judgment against the other party by reason of a breach of this Lease, a reasonable attorneys’ fee as fixed by the court shall be included in such judgment.
     44. Limitation on Landlord’s Liability. Notwithstanding anything to the contrary in this Lease: (A) Tenant will look solely to the interest of Landlord (or its successor as Landlord hereunder) in the Leased Premises for the satisfaction of any judgment or other judicial process requiring the payment of money as a result of (i) any negligence (including gross negligence) or (ii) any breach of this Lease by Landlord or its successor (including any beneficial owners, partners, shareholders, trustees or others affiliated or related to Landlord or such successor) and Landlord shall have no personal liability hereunder of any kind, and (B) Tenant’s sole right and remedy in any action concerning Landlord’s reasonableness (where the same is required hereunder) will be an action for declaratory judgment and/or specific performance, and in no event shall Tenant be entitled to claim or recover any damages in any such action.
     45. Severability. Invalidation of any provisions of this Lease or of the application thereof to any party by judgment or court order shall in no way affect any of the other provisions hereof or the application thereof to any other party and the same shall remain in full force and effect.
     46. Waiver of Trial by Jury.
          TO THE FULLEST EXTENT PERMITTED BY LAW, TENANT AND LANDLORD HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER IN ANY MATTERS ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE AND OCCUPANCY OF THE SKI FACILITY OR THE ENTIRE PREMISES, AND ANY CLAIM OF INJURY OR DAMAGE.
     47. Interest on Past Due Obligations; Late Charges. Except where another rate of interest is specifically provided for in this Lease, any amount due from either party to the other under this Lease which is not paid when due shall bear interest at the Default Rate from the date such payment was due to and including the date of payment. In addition, Tenant acknowledges that the late payment of any installment of Annual Fixed Rent, Percentage Rent or any other amounts due Landlord will cause Landlord to incur certain costs and expenses, the exact amount of which are extremely difficult or impractical to fix. These costs and expenses may include, without limitation, administrative and collection costs and processing and accounting expenses. Therefore, if any installment of Annual Fixed Rent, Percentage Rent or other amount due Landlord is not received by Landlord from Tenant when due, Tenant shall immediately pay to Landlord a late charge equal to the 4% of such delinquent amount. Landlord and Tenant agree that this late charge represents a reasonable estimate of the costs and expenses Landlord will incur and is fair compensation to Landlord for its loss suffered by reason of late payment by Tenant. Upon accrual, all such late charges shall be deemed Additional Rent.
     48. Rental Adjustment. Landlord and Tenant acknowledge that the Leased Premises were conveyed by Tenant to Landlord pursuant to that certain Agreement of Sale and Purchase dated November 17, 2005 (the “Leased Premises Purchase Agreement”), and, as a condition to closing thereunder, leased back to Tenant pursuant to this Lease. Concurrently with the Leased Premises Purchase Agreement, EPT Crotched Mountain and SNH entered into that certain Agreement of Sale and Purchase (the “Crotched Mountain Agreement”), pursuant to which EPT Crotched Mountain agreed, among other things, as follows: (i) SNH would use its best efforts to obtain various consents from third parties for an assignment of the ground lease therein described from SNH to EPT Crotched Mountain (the “Required Consents”) and (ii) if SNH failed to obtain the Required Consents within 90 days from the closing of the Mad River Mountain Agreement then (a) EPT Crotched Mountain would make a loan to SNH in the amount of the purchase price as set forth in the Crotched Mountain Agreement and (b) the rent payable by Tenant under this Lease would automatically be increased retroactively as hereinafter set forth and described.
Landlord and Tenant hereby agree that in the event the Required Consents are not obtained as set forth above, then effective retroactively as of the Commencement Date, “Annual Fixed Rent” shall be equal to the following:
          (i) From the Commencement Date to the end of the 1st Lease Year, an amount, per annum, equal to $1,017,500.00.
          (ii) During each subsequent Lease Year the Annual Fixed Rent shall increase by an amount equal to the lesser of (a) 1.5% multiplied by the Annual Fixed Rent for the previous Lease Year or (b) the percentage increase in the CPI between the CPI in effect during the first month of the Lease Year immediately preceding the then applicable Lease Year and the first month of the then applicable Lease Year.
     In the event the Required Consents are not obtained prior to the closing of the Crotched Mountain Agreement, then the Annual Fixed Rent, as adjusted by this Section, shall apply retroactively as of the Commencement Date, and shall be effective without further action on the part of either Landlord or Tenant. Notwithstanding the preceding sentence, if the Required Consents are not obtained prior to the closing of the Crotched Mountain Agreement, then, at the closing of the Crotched Mountain Agreement, and upon Landlord’s request, then Tenant shall, at the closing of the Leased Premises Purchase Agreement, execute and deliver to Landlord a written certificate in form satisfactory to Landlord specifying that the Annual Fixed Rent has been adjusted pursuant to the terms of this Section. Upon the rental adjustment as herein provided, Tenant shall promptly pay to Landlord an amount equal to the difference between all Annual Fixed Rent paid up until the Rental Adjustment Date and the amount of fixed rent payable from the Commencement Date to the Rental Adjustment Date, as adjusted by this Section.
     IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed as of the day and year first above written.

EPT MAD RIVER, INC., a Missouri corporation
By:	/s/ Gregory K. Silvers
Gregory K. Silvers, Secretary

“Landlord”

MAD RIVER MOUNTAIN, INC., a Missouri corporation
By:	/s/ Stephen J. Mueller
Stephen J. Mueller, Vice President

“Tenant”

RENT AND EXPENSE RIDER
Attached to and forming a part of Lease effective as of
November 17, 2005 by and between
EPT MAD RIVER, INC.
as Landlord,
and MAD RIVER MOUNTAIN, INC., as Tenant.
     1. Rent.
     A. Annual Fixed Rent; Escalation. Tenant shall pay landlord, during the term of this Lease, the Annual Fixed Rent in the manner hereinafter provided. The Annual Fixed Rent for each Lease Year shall be payable in equal monthly installments on or before the first day of each calendar month, in advance during such Lease Year. If the Annual Fixed Rent is payable for a fraction of a month, the amount payable shall be a pro rata share of a full month’s rent. The Annual Fixed Rent shall be prorated for any partial Lease Year.
     B. Percentage Rent.
          (1) In addition to the Annual Fixed Rent, Tenant shall pay Landlord as percentage rent (the “Annual Percentage Rent”) an amount for each Lease Year equal to the Percentage Rate multiplied by the Gross Receipts for such Lease Year in excess of an amount (“Base Amount”) equal to the quotient obtained by dividing the Annual Fixed Rent payable for such Lease Year by the Percentage Rate. For purposes of example only, assume that the Annual Fixed Rent for the applicable Lease Year is $990,000.00, and the Gross Sales for the applicable Lease Year is $9,000,000.00. Under this example, the Annual Percentage Rent would be equal to the Percentage Rate (12%) multiplied by $750,000 (which equals the amount by which the Gross Receipts for the applicable Lease Year exceed the Annual Fixed Rent divided by the Percentage Rate), or $90,000.00. For the purpose of computing the Annual Percentage Rent for the first Lease Year, the Gross Receipts for and the Annual Fixed Rent payable for the partial calendar month, if any, preceding the first Lease Year shall be included in the Annual Fixed Rent and Gross Receipts for the first Lease Year. Within 60 days following the end of each Lease Year, Tenant shall furnish Landlord with a statement, verified by a corporate officer of Tenant, showing the amount of Gross Receipts for the preceding Lease Year, which statement shall be accompanied by Tenant’s payment of Annual Percentage Rent, if any, is due.
          (2) The term “Lease Year” as used in this Lease shall mean a period of 12 full calendar months. The first Lease Year shall begin on the first day of the calendar month following the Commencement Date, unless the term commences on the first day of a calendar month, in which case the first Lease Year shall begin on Commencement Date. Each succeeding Lease Year shall commence on the anniversary of the first Lease Year.
          (3) Landlord shall have the right, not more often than once each year, to audit Tenant’s records of Gross Receipts, but only for the purpose of ascertaining the amount of the

Gross Receipts during the preceding Lease Year. Such audit shall be made on behalf of Landlord by a certified public accountant to be selected by Landlord. If Landlord wishes to audit Tenant’s records for any Lease Year, Landlord shall notify Tenant and proceed with such audit within 12 months after the end of the Lease Year in question. Should Landlord fail to exercise the right to audit the records of Tenant within 12 months after the end of any Lease Year, then Landlord shall have no further right to audit the records of Tenant for such Lease Year, and Tenant’s statement of Gross Receipts for such Lease Year shall conclusively be deemed to be correct. Any such audit by Landlord shall be at Landlord’s own expense, except as hereinafter provided. If any such audit discloses that Tenant has understated the Gross Receipts for such Lease Year by more than 3% and Landlord is entitled to any additional Annual Percentage Rent as a result of such understatement, then Tenant shall promptly pay to Landlord the cost of such audit. Tenant shall, in any event, pay Landlord the amount of any deficiency in Annual Percentage Rent. Any information obtained by Landlord from such statements or inspections shall be kept confidential and shall not be disclosed except as provided in subparagraph (14) of this paragraph (B).
          (4) The term “Gross Receipts” shall mean: (i) the entire amount of the price charged, whether wholly or partially in cash or on credit, or otherwise, for all goods, wares, merchandise and chattels of any kind sold, leased, licensed or delivered (specifically including without limitation admission tickets and lift tickets), and all charges for services sold or performed in, at, upon or from any part of or through the use of the Leased Premises or any part thereof by Tenant or any other party, or by means of any mechanical or other vending device (other than pay telephones, and those soft drink and other similar vending devices operated primarily for the convenience of Tenant’s employees); and (ii) all gross income of Tenant and any other party from any operations in, at, upon or from the Leased Premises which are neither included in nor excluded from Gross Receipts by other provisions of this Lease, but without duplication.
          Gross Receipts shall not include, or if included, there shall be deducted (but only to the extent they have been included), as the case may be, (i) the net amount of cash or credit refunds upon Gross Receipts, where the merchandise sold or some part of it is returned by the purchaser to and accepted by Tenant (but not exceeding in any instance the selling price of the item in question); (ii) the amount of any sales tax, use tax or retail excise tax which is imposed by any duly constituted governmental authority directly on sales and which is added to the selling price (or absorbed therein) and is paid to the taxing authority by Tenant (but not any vendor of Tenant); (iii) exchanges of merchandise between the Leased Premises and other ski resorts of Tenant or its Affiliates to the extent the same are made solely for the convenient operation of Tenant’s business and not for the purpose of depriving Landlord of the benefit of Gross Receipts; (iv) returns of merchandise to shippers, suppliers or manufacturers; (v) the sale of Tenant’s Property; (vi) discount sales to employees and agents of Tenant of merchandise not intended for resale; (vii) all receipts or proceeds from borrowings; (viii) gift certificates or like vouchers, if not issued for value, until the time they have been converted into a sale or redemption; (ix) income, revenues, receipts or proceeds from Tenant’s investment of any funds in a deposit institution; and (x) separately stated interest and service charges. In addition to the foregoing, during the time that the Leased Premises are used for the purposes set forth in Paragraph 7(A) of the Lease, the following shall be deducted form Gross Receipts to the extent otherwise included the calculation thereof:

     (a) Credits or refunds made to customers.
     (b) (i) All federal, state, county and city sales taxes or other similar taxes, and (ii) all occupational taxes, use taxes and other taxes which must be paid by Tenant or collected by Tenant, by whatever name they are known or assessed, and regardless of whether or not they are imposed under any existing or future orders, regulations, laws or ordinances.
     (c) Agency commissions paid to independent third parties for selling tickets and surcharges in excess of the standard ticket price for tickets purchased by use of credit cards, but only to the extent such commissions or surcharges are actually remitted to independent third parties.
     (d) Proceeds from the sale of Tenant’s Property.
          (5) Nothing set forth in this Lease shall be construed as giving Landlord any partnership or other interest in Tenant’s business.
          (6) It is understood and agreed by Landlord that Tenant has made no representation of any kind whatsoever as to the minimum or maximum amount of Gross Receipts which may or shall be made in the Leased Premises during any Lease Year of the term of this Lease.
          (7) Landlord agrees not to divulge to any party the amount of Gross Receipts made by Tenant in the Leased Premises, except to the taxing authorities with authority to inquire therein, to an existing or bona fide prospective mortgagee or bona fide prospective purchaser of the Leased Premises or the Leased Premises, or in connection with any action to collect Percentage Rent from Tenant.
     2. Tenant’s Real Estate Taxes.
     A. As used in this Article, the following terms shall have the following meanings:
          (1) “Fiscal Tax Year” shall mean the 12-month period established as the real estate tax year by the taxing authority having jurisdiction over the Leased Premises.
          (2) “Taxes” shall mean all ad valorem taxes and assessments and governmental charges (including sewer charges), general or special, ordinary or extraordinary, foreseen or unforeseen, of any kind or nature whatsoever, whether imposed by any Governmental Authorities, which are levied on or charged against the Leased Premises, the Ski Facility, Tenant’s Property, the real estate on which the Ski Facility is located, personal property or rents, or on the right or privilege of leasing real estate or collecting rents thereon, and any other taxes and assessments attributable to the Leased Premises or its operation or any tax or assessment or governmental charge imposed or collected in lieu of or in substitution for any such tax, assessment or governmental charge, including without limitation all special assessments, impact fees, development fees, traffic generation fees, parking fees in respect of any Fiscal Tax Year falling wholly within the term of this Lease and a portion of any real estate taxes so imposed in respect of any Fiscal Tax Year falling partly within and partly without the term hereof, equal to the proportion which the number of days of such Fiscal Tax Year falling within the term hereof bears to the total number of days of such Fiscal Tax Year; excluding, however, any income, franchise, corporate, capital levy, capital stock, excess profits, transfer, revenue, estate, inheritance, gift, devolution or succession tax payable by Landlord or any other tax, assessment, charge or levy upon, or measured, in whole or in part, by the rent payable hereunder by Tenant, except to the extent any such tax, assessment, charge or levy is imposed in substitution for any ad valorem tax or assessment.
          (3) “Taxes Applicable to Leased Premises” shall mean an amount equal to the Taxes levied against the land and improvements within the Leased Premises.
     B. Tenant shall pay the Taxes Applicable to the Leased Premises directly to the appropriate taxing authorities prior to their delinquency.
     C. Tenant shall have the right (but shall not be obligated) to contest the Taxes Applicable to the Leased Premises or the validity thereof by appropriate legal proceedings or in such other manner as it shall deem suitable, and Landlord shall join in such contest, protest or proceeding, but at Tenant’s sole cost and expense. Landlord shall not, during the pendency of such legal or other proceeding or contest, pay or discharge any Taxes on the Leased Premises, or tax lien or tax title pertaining thereto, provided Landlord may do so in order to stay a sale of the Leased Premises through foreclosure of a tax lien thereon. Any refund obtained by Tenant shall be paid first to Tenant to the extent of its costs and expenses of such contest and on account of any portion of the Taxes so refunded which was previously paid by Tenant.
     3. Address for Payment. Until Tenant receives other instructions in writing from Landlord, Tenant shall pay all rents and other charges under this Lease by check to the order of Landlord, at its address first written in this Lease.

EPT MAD RIVER, INC., a Missouri corporation
By:	/s/ Gregory K. Silvers
Gregory K. Silvers, Secretary
“Landlord”

MAD RIVER MOUNTAIN, INC., a Missouri corporation
By:	/s/ Stephen J. Mueller
Stephen J. Mueller, Vice President
“Tenant”

EXHIBIT A
LEGAL DESCRIPTION OF PROPERTY
PARCEL I:
     Lying in Virginia Military Survey 3138, Virginia Military Survey 4957, Virginia Military Survey 4948, 9423, 9876, and Virginia Military Survey 4195, 4604, Jefferson and Monroe Townships, Village of Valley Hi, Logan County, Ohio.
     Being all of the MRM Investment Inc. original 268.183 acre tract as deeded and described in Official Record 146, Page 628, Parcel I, and the 8.362 acre tract, the 1.163 acre tract and the 43.998 acre tract as deeded and described in Official Record 136, Page 373 of the Logan County Records of Deeds and being more particularly described as follows:
     Beginning at a 5/8 inch iron rod found on the center-line of County Highway 291 (Marmon Road) at the intersection with the east line of Virginia Military Survey 3138 on the Village of Valley Hi Corporation Line.
     THENCE, with the center-line of County Highway 291 (60 feet wide), and the Village of Valley Hi Corporation Line, N 68°-01 ’-12” E a distance of 783.37 feet to a 3/4 iron rod found.
     THENCE, continuing with the center-line of County Highway 291 and the Village of Valley Hi Corporation Line, N 63°-16’-41” E, a distance of 60.20 feet to a MAG nail set.
     THENCE, S 14°-30’-08” W, a distance of 39.89 feet to a 5/8 inch iron rod found.
     THENCE, with the south right-of-way of County Highway 291, N 61°-16’-29” E, a distance of 308.44 feet to a 5/8 inch iron rod found.
     THENCE, with the Village of Valley Hi Corporation Line and the west line of the Alexander Andreoff 0.973 acre tract, (O.R. 233, Pg. 682, Tract I), 1.249 acre tract, (O.R. 284, Pg. 704) and 6.939 acre tract, (O.R. 167, Pg. 604, Parcel I), S 14°-38’-02” W, a distance of 985.44 feet to a 1 inch iron pipe found.
     THENCE, with the Village of Valley Hi Corporation Line and the south line of the said 6.939 acre tract, N 77°-03’-52” E, a distance of 700.29 feet to a 5/8 inch iron rod found.
     THENCE, with the Village of Valley Hi Corporation Line and the west lines of the Rose Marie Bonetzky 20.33 acre tract, (Vol. 393, Pg. 887), the R. Michael Reichert 5.71 acre tract, (O.R. 208, Pg. 714, Tract III) and the Krista L. Harmon 9.995 acre tract, (O.R. 89, Pg. 750), S 14°-04’-34” W, a distance of 1977.93 feet to a 1-1/2 inch iron pipe found.
     THENCE, with the Village of Valley Hi Corporation Line and the north line of the Randy A. Lockwood original 40.468 acre tract, (O.R. 395, Pg. 266), S 75°-33’-36” W, a distance of 1330.03 feet to a 5/8 inch iron rod found on the east line of Virginia Military Survey 3138.
     THENCE, with the north line of Mountain Top Campground (Plat Cabinet A, Slide 591), S 73°-39’-06” W, a distance of 1525.79 feet to a 5/8 inch iron rod found.

     THENCE, with the north lines of Alpine Village Subdivision No. 2, (Plat Cabinet A, Slide 515), the following four (4) courses:
     N 81°-17’-29” W, a distance of 347.70 feet to a 5/8 inch iron rod set.
     A curve to the right having a central angle of 11°-56’-53”, a radius of 425.74 feet, an arc length of 88.78 feet, and a chord bearing N 75°-25’-44” W, a distance of 88.62 feet to a 1/2 inch iron pipe found.
     N 20°-39’-58” E, a distance of 119.35 feet to a 1/2 inch iron pipe found.
     N 44°-04’-30” W, a distance of 142.39 feet to a 5/8 inch iron rod set.
     THENCE, with the lines of the Michael B. Shepherd 6’ strip, (Vol. 333, Pg. 868), the following three (3) courses:
     N 45°-55’-30” E, a distance of 6.00 feet to a 5/8 inch iron rod set.
     N 44°-04’-30” W, a distance of 119.97 feet to a 5/8 inch iron rod set.
     S 35°-36’-37” W, a distance of 6.10 feet to a 1/2 inch iron pipe found.
     THENCE, with the lines of said Alpine Village Subdivision No. 2, the following three courses:
     N 54°-33’-05” W, a distance of 194.00 feet to a 5/8 inch iron rod set.
     S 35°-36’-37” W, a distance of 289.58 feet to a 1/2 inch iron pipe found.
     N 69°-17’-40” W, a distance of 50.99 feet to a 5/8 inch iron rod set.
     THENCE, with the lines of Alpine Village Subdivision No. 1, (Plat Cabinet A, Slide 415), the following three (3) courses:
     N 20°-45’-00” E, a distance of 125.52 feet to a 1/2 inch iron pipe found.
     N 11°-45’-39” E, a distance of 419.97 feet to a 5/8 inch iron rod set.
N 4°-46’-00” W, a distance of 491.17 feet to a 1 inch iron pipe found.
     THENCE, with the lines of the Madriver Valley Ski Club, Inc. 0.412 acre tract, (Vol. 327, Pg. 805), the following three (3) courses:
     N 43°-37’-28” E, a distance of 106.78 feet to a 5/8 inch iron rod found.
     N 4°-53’-56” W, a distance of 183.76 feet to a 5/8 inch iron rod found.
     N 81°-15’-20” W, a distance of 74.24 feet to a 5/8 inch iron rod set.

     THENCE, with the lines of the said Alpine Village Subdivision No. 1, the following two (2) courses:
     A curve to the left having a central angle of 70°-52’-53”, a radius of 225.00 feet, an arc length of 278.35 feet and a chord bearing N 27°-19’-02” W, a distance of 260.94 feet to a 5/8 inch iron rod set.
     A curve to the right having a central angle of 90°-00’-00”, a radius of 25.00 feet, an arc length of 39.27 feet and a chord bearing N 20°-52’-28” W, a distance of 35.36 feet to a 5/8 inch iron rod set.
     THENCE, with the southerly right-of-way of County Highway 291 and the lines of Alpine Village Subdivision No. 1, the following three (3) courses:
     S 22°-48’-10” W, a distance of 219.77 feet to a 5/8 inch iron rod set.
     A curve to the right having a central angle of 48°-06’-30”, a radius of 508.34 feet, an arc length of 426.82 feet and a chord bearing S 47°-00’-15” W, a distance of 414.40 feet to a 5/8 inch iron rod set.
     S 71°-11 ‘-24” W, a distance of 352.84 feet to a 5/8 inch iron rod set.
     THENCE, with the lines of the Alpine Village Subdivision No. 1, the following three (3) courses:
     S 19°-02’-25” E, a distance of 357.24 feet to a 1 inch iron pipe found.
     S 53°-50’-30” W, a distance of 426.75 feet to a 5/8 inch iron rod set.
     S 14°-18’-29” W, a distance of 289.85 feet to a 1 inch iron pipe found.
     THENCE, with the lines of the Aldredge Brothers, Ltd, 10.801 acre tract, (O.R. 415, Pg. 117), the following two (2) courses:
     S 42°-11 ‘-26” W, a distance of 760.71 feet to a 5/8 inch iron rod found.
     S 51°-57’-33” E, a distance of 571.72 feet to a 5/8 inch iron rod found.
     THENCE, with the Village of Valley Hi Corporation Line, the easterly line of Virginia Military Survey 4957, and the westerly line of the Don K. Miller original 195.98 acre tract, (O.R. 353, Pg. 906), S 55°-40’-02” W, a distance of 309.44 feet to a 5/8 inch iron rod found.
     THENCE, with the Village of Valley Hi Corporation Line and the northerly lines of the Michael W. Siekierka original 56.454 acre tract, (O.R. 380, Pg. 365) and Mary J. Stoner original 70.67 acre tract, (Vol. 325, Pg. 219), N 51°-59’-54” W, a distance of 1265.00 feet to a point on the center of the Mad River, passing a 5/8 inch iron rod set at 1224.84 feet.
     THENCE, with the Village of Valley Hi Corporation Line, the center of the Mad River and the easterly lines of the Premier Properties, A Florida General Partnership, original

25.86 acre tract, (O.R. 116, Pg. 978, Tract X, Parcel VII) and original 132.24 acre tract, (O.R. 359, Pg. 777, Parcel V (A & B)), the Charles F. Godwin 56.52 acre tract, (Vol. 374, Pg. 344), and the Michael L. Berry original 60.69 acre tract, (O.R. 215, Pg. 343), the following eighteen (18) courses:
     N 43°-23’-34” E, a distance of 811.59 feet to a point referenced by a 5/8 inch iron rod set S 53°-10’-04” E, a distance of 30.00 feet.
     N 58°-51’-21” E, a distance of 181.76 feet to a point referenced by a 5/8 inch iron rod set S 53°-10’-04” E, a distance of 20.00 feet.
     N 21°-47’-19” E, a distance of 180.91 feet to a point referenced by a 5/8 inch iron rod set S 53°-10’-04” E, a distance of 30.00 feet.
     N 56°-38’-19” E, a distance of 191.93 feet to a point referenced by a 5/8 inch iron rod set S 53°-10’-04” E, a distance of 20.00 feet.
     N 40°-40’-28” E, a distance of 346.77 feet to a point referenced by a 5/8 inch iron rod set S 53°-10’-04” E, a distance of 25.00 feet.
     N 38°-53’-35” E, a distance of 204.41 feet to a point referenced by a 5/8 inch iron rod set S 53°-10’-04” E, a distance of 20.00 feet.
     N 55°-45’-42” E, a distance of 184.71 feet to a point referenced by a 5/8 inch iron rod set S 53°-10’-04” E, a distance of 20.00 feet.
     N 29°-23’-05” E, a distance of 341.76 feet to a point referenced by a 5/8 inch iron rod set S 53°-10’-04” E, a distance of 20.00 feet.
     N 23°-19’-04” E, a distance of 248.82 feet to a point referenced by a 5/8 inch iron rod set S 53°-10’-04” E, a distance of 25.00 feet.
     N 35°-28’-10” E, a distance of 450.58 feet to a point referenced by a 5/8 inch iron rod set S 53°-10’-04” E, a distance of 20.00 feet.
N 13°-08’-14” E, a distance of 239.30 feet to a point.
     S 65°-56’-35” E, a distance of 80.31 feet to a point referenced by a 5/8 inch iron rod set S 53°-10’-04” E, a distance of 15.00 feet.
N 33°-33’-22” E, a distance of 187.53 feet to a point.
     N 9°-21’-07” E, a distance of 113.96 feet to a point referenced by a 5/8 inch iron rod set S 53°-10’-04” E, a distance of 15.00 feet.
N 71°-51’-10” E, a distance of 177.58 feet to a point referenced by a 5/8 inch iron rod set S 53°-10’-04” E, a distance of 15.00 feet.

     N 51°-40’-41” E, a distance of 602.21 feet to a point referenced by a 5/8 inch iron rod set S 53°-10’-04” E, a distance of 20.00 feet.
     N 29°-31’-02” E, a distance of 558.66 feet to a point referenced by a 5/8 inch iron rod set S 53°-10’-04” E, a distance of 20.00 feet.
     N 33°-08’-51” E, a distance of 212.04 feet to a point.
     THENCE, with the Village of Valley Hi Corporation Line and the south line of the Donald L. Van Hyning original 51.16 acre tract, (O.R. 161, Pg. 204, Tract III), S 69°-36’-45” E, a distance of 1990.59 feet to a 5/8 inch iron rod set, passing a 5/8 inch iron rod set at 25.00 feet.
     THENCE, with the Village of Valley Hi Corporation Line, the east line of Virginia Military Survey 3138, and the west line of the Donald L. Van Hyning original 77.3 acre tract, (O.R. 161, Pg. 204, Tract I), S 6°-33’-59” W, a distance of 242.68 feet to the point of beginning, passing a 5/8 inch iron rod set at 208.53 feet.
     Containing 324.614 acres, of which 7.077 acres are within the highway right-of-way; 233.172 acres are in Virginia Military Survey 3138, of which 0.203 acre is in Monroe Township; 21.782 acres are in Virginia Military Survey 4957, of which 7.468 acres are in Jefferson Township; 18.189 acres are in Virginia Military Survey 4948, 9423, 9876; 51.471 acres are in Virginia Military Survey 4195, 4604; 310.097 acres are in Jefferson Township and 14.517 acres are in Virginia Military Survey 4957, Monroe Township.
     The basis for bearings is the easterly line of Alpine Village Subdivision at the said 0.412 acre tract, being N 4°-46’-00” W, and all other bearings are from angles and distances measured in a field survey by Lee Surveying and Mapping Co., Inc. on November 2, 1999.
PARCEL II:
     Situated in the Townships of Jefferson and Monroe, Logan County, Ohio, and being Lots Numbered One (1), Three (3), Four (4), Five (5) and Fifty-eight (58) of ALPINE VILLAGE SUBDIVISION, as the same are numbered and delineated on the recorded plat of said subdivision, as recorded in Plat Book 4, page 105, Recorder’s Office, Logan County, Ohio.
PARCEL III:
     Situated in the Townships of Jefferson and Monroe, Logan County, Ohio, and being Lots Numbered Sixty-nine (69) and Seventy-six (76) of ALPINE VILLAGE SUBDIVISION II, as the same are numbered and delineated upon the recorded plat thereof, as recorded in Plat Book 6-F, page 29, Recorder’s Office, Logan County, Ohio.

EXHIBIT B
SITE PLAN

B-1

DETAIL 1-A
MICHAEL B. SHEPHERD
6' STRIP
VOL. 333, PG. 868
ZANESFIELD ROD AND GUN CLUB
C/O JOHN BELSER
60.69 ACRE TRACT
O.R. 789, PG. 931
PREMIER PROPERTIES, AN UNDIVIDED 3/6THS INTEREST,
SUZANNE HILLIKER EDWARDS, AN UNDIVIDED 1/6THS INTEREST,
DONALD JAMES HILLIKER, AN UNDIVIDED 1/6THS INTEREST,
RICHARD ORRIN HILLIKER, AN UNDIVIDED 1/6THS INTEREST,
ORIGINAL 194.50 ACRE TRACT
O.R. 359, PG. 780
TRACT V (B)
CHARLES F. GODWIN
AND RUTH N. GODWIN
52.82 ACRES OR ORIG. 100 ACRE
D.B. VOL. 374, PG. 344
ORIG. 130.57 ACRES
MAD RIVER
DETAIL 2-A
POND
60' INGRESS/EGRESS EASEMENT
VOL. 298, PG. 390
PREMIER PROPERTIES, ETAL
132.24 ACRES
O.R. 359, PG. 777
PARCEL V, (A & B)
PREMIER PROPERTIES,
A FLORIDA GENERAL PARTNERSHIP
ORIG. 25.86 ACRES
O.R. 116, PG. 978
TRACT X, PARCEL W
VMS 3138
VMS 4957
ALPINE VILLAGE SUBDIVISION NO. 1
ALPINE VILLAGE SUBDIVISION NO. 2
VALLEY HI CORP. LINE
JEFFERSON TOWNSHIP
MONROE TOWNSHIP
PHILIP E. STONER
ORIG. 58.165 ACRES
O.R. 448, PG. 394
ALDREDGE BROTHERS, LTD
10.601 ACRES
O.R. 415, PG. 117
VALLEY HI CORP LINE
VMS 4957
VALLEY HI CORP LINE
VMS 9592, 9618, 10075
MICHAEL W. SEKIERKA
AND KIMBERLY JO SEKIERKA
ORIG. 56.454 ACRES
O.R. 380, PG. 365
DON K. MILLER
VIRGINIA MILLER
TIMOTHY I. MILLER AND
LYNN E. MILLER
ORIG. 195.98 ACRES
O.R. 353, PG. 906
MAD RIVER VALLEY SKI CLUB, INC.
0.412 ACRE
VOL. 327, PG. 805
MATCH LINE
VMS 9592, 9618, 10075
VMS 4497
MARMO
COUNTY

CURVE	DELTA ANGLE	RADIUS	ARC	TANGENT	CHORD	CHORD BEARING
C 1	70°52'53"	225.00'	278.35'	160.14'	260.94'	N 27°19'02"W
C 2	90°00'00"	25.00'	39.27'	25.00'	35.36'	N 20°52'28"W
C 3	48°06'30"	508.34'	426.82'	226.90'	414.40'	S 47°00'15"W
C 4	11°56'53"	425.74'	88.78'	44.55'	88.62'	N 75°25'44"W

BUILDING APPROXAMATE SQUARE FEET

- A 19558 SQ. FT.
- B 7825 SQ. FT.
- C 4417 SQ. FT.
- D 9084 SQ. FT.
- E 4274 SQ. FT.
- F 3268 SQ. FT.

NOTE:

THE UNDERGROUND UTILITIES SHOWN HAVE BEEN LOCATED FROM A FIELD SURVEY OF ABOVE GROUND STRUCTURES AND EXISTING DRAWINGS PROVIDED TO THE SURVEYOR. THE SURVEYOR MAKES NO GUARANTEE THAT THE UNDERGROUND UTILITIES SHOWN ARE IN THE EXACT LOCATION INDICATED. ALTHOUGH, HE DOES STATE THAT THEY ARE LOCATED AS ACCURATELY AS POSSIBLE FROM INFORMATION AVAILABLE. THE SURVEYOR HAS NOT PHYSICALLY LOCATED THE UNDERGROUND UTILITIES. ADDITIONAL BURIED UTILITIES/STRUCTURES MAY BE ENCOUNTERED.

NOTES:

THE PROPERTY LINE ALONG THE MAD RIVER IS SUBJECT TO CHANGE DUE TO NATURAL CAUSES. IT IS SHOWN AS SURVEYED NOVEMBER 2, 1999, AND MAY NOT REPRESENT THE ACTUAL LOCATION OF THE LIMIT OF TITLE.

THERE IS NO VISIBLE EVIDENCE OF A SAID WASTE DUMP ON THE PREMISES.

NO INFORMATION IS AVAILABLE FROM FEMA FOR FLOOD PLANE WITHIN THE VILLAGE OF VALLEY HI.

REFERENCES.

LOGAN COUNTY ENGINEER'S FILES:
R-4476, R-4029, R-4034, R-5762
R-3606, R-2879, R-2759, R-4514
R-7274, R-7259, R-5082, R-6754
R-2555, R-5892 AND R-5872

2/4

SCALE
50
FEET TO AN INCH
50 25 0 50
DETAIL 2-A
CRUSHED STONE
TOW ROPE CABLES
CONCRETE PAD
6' X 6' OPERATOR BOOTH W/ WOOD DECK
4' X 4' OPERATOR BOOTH W/ WOOD DECK
O/H. ELEC & C.A.T.V.
CONCRETE PAD WITH TOW ROPE EQUIPMENT
CONCRETE PAD
11B
11A
MATCH LINE
(SHEET 4 OF 4)
(SHEET 3 OF 4)

50 25 0 50
DETAIL 2-B
STONE WALL
COUNTY HIGHWAY 291
R/W
E/P
O/H. ELEC & C.A.T.V.
STONE WALL
CRUSHED STONE DRIVE
ONE STORY FRAME BUILDING WITH BASEMENT
ONE STORY APARTMENTS
O/H. ELEC
OPWL 10' EASEMENT VOL. 390, PG. 1
MASONARY GARAGE
28.2'

DETAIL 2-C

DETAIL 2-A (NOT TO A SCALE)
A/C UNITS
WOOD DECK
A/C UNITS
CONCRETE

LEGEND

- 5/8 INCH IRON ROD SET
- 5/8 INCH IRON ROD FOUND
- MAG NAIL SET
- 3/4 INCH IRON ROD FOUND
- 1 INCH IRON PIPE FOUND
- 1-1/2 INCH IRON PIPE FOUND
- 1/2 INCH IRON PIPE FOUND
- ELECTRIC PANELS
- WET WELL MANHOLE
- SPRINKLER VALVE
- TELEPHONE PEDESTAL
- STOP SIGN
- TELEPHONE CAN BOX
- SIGN
- GUY WIRE
- MAIL BOX
- UTILITY POLE
- LIGHT POLE
- SNOW BLOWER
- WATER STAND PIPE
- CHAIR LIFT SUPPORT POLE
- GAS VALVE
- ELECTRIC METER
- POWER POLE
- SEPTIC TANK LIDS
- SATELLITE DISH
- TOW ROPE POLES
- GRADED STRIP
- OVERHEAD UTILITIES

NOTE:

THIS PLAT CONSISTS OF FOUR (4) PAGES, AND ALL PAGES MUST BE USED FOR A COMPLETE REPRESENTATION OF THIS ALTA/ACSM SURVEY.

2 WORKING DAYS
BEFORE YOU DIG
CALL TOLL FREE 800-362-2764

MARCH 10, 2003

COPYRIGHT 2005 BY:

LEE SURVEYING & MAPPING CO., INC.
117 North Madriver Street
BELLEFONTAINE, OHIO 43311
(937) 593-7335

ADW 01005 1600085_2 1-1600-1

EXHIBIT D
INSURANCE ENDORSEMENTS

D-1

EXHIBIT E
None.

E-1

EXHIBIT F
Exhibit F

Asset No.	Asset Description	Date Acquired
12/31/00
2	Fixtures and Equipment-Nationwide	12/27/00
4	Groomer	12/27/00
5	Rental Equipment-Nationwide	12/27/00
9	Computers	12/27/00

12/31/01
23	POS Software	10/31/01
24	Computer Hardware	10/31/01
18	Sign making machine	11/30/01
11	Rental Equipment	12/27/01
15	Ice Machine	12/27/01
17	Lodge Chairs	12/27/01

12/31/02
37	MBNA America	01/01/02
38	MBNA America	01/01/02
39	Computers	01/01/02
40	Computers	01/01/02
41	Computers	01/01/02
42	Computers	01/01/02
43	Rental Equipment-Burton	01/01/02
44	Track-Hydraulic Pumps	01/01/02
45	Tax on Groomer	01/01/02
47	Computer	01/01/02
31	Sirius Point of Sale Software	03/01/02
32	Computer Hardware	03/01/02
35	4 Wheel Drive Gator	03/01/02
57	Computer	04/01/02
55	Computer	04/06/02
53	Computer Software-Sirius	08/01/02
56	Silverado 1 Ton Truck	10/16/02
49	Rental Equipment	12/01/02
54	Computer Hardware	12/31/02

F-1

Asset No.	Asset Description	Date Acquired
12/31/03
64	Groomer-from BMBW	02/01/03
65	Rental Equip-From Interco	02/01/03
60	Goode	02/17/03
61	MBNA	03/05/03
62	Don Walls-Computer Hardware	03/12/03

63	Sieiusware-Software	03/31/03
71	Computers	09/30/03
72	Computers	12/15/03
73	Rental Equipment	12/15/03

12/31/04

80	Mower	12/01/04
82	Groomer Engine	12/01/04
83	New Server	12/01/04
84	Cisco Switches	12/01/04
85	Computers	12/01/04
86	Rental Equipment	12/01/04

12/31/05

88	Rental Equipment	01/01/05
89	Tube Covers	01/01/05
90	Additional Server Costs	01/01/05
91	Generator	01/01/05
92	Generator	01/01/05

F-2